CROWPOINT PARTNERS, LLC

CODE OF ETHICS

Implementation Date:  January 2008

Most Recent Amendment Date:  October 2009

______________________________________________________________________________

A.

General

The Code of Ethics is predicated on the principle that Crow Point Partners (the “Firm”) owes a fiduciary duty to its separately managed accounts and private investment funds (including investors in such funds) (collectively, “Clients”).  Accordingly, all officers, directors and employees of the Firm (the “Employees”) must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients.   At all times, the Firm will be mindful to:

•

Place client interests ahead of the Firm – As a fiduciary, the Firm will serve in its Clients’ best interests.  In other words, neither the Firm nor Employees may not benefit at the expense of Clients.

•

Engage in personal investing that is in full compliance with the Firm’s Code of Ethics – Employees must review and abide by the Firm’s Personal Securities Transaction and Insider Trading Policies contained herein.

•

Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with the Firm, or on behalf of an advisory client, unless in compliance with the Gift Policy contained herein.

•

Maintain full compliance with the Federal Securities Laws – Employees must abide by the standards set forth in Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Any questions with respect to the Firm’s Code of Ethics should be directed to the Chief Compliance Officer or the General Counsel.   As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the Chief Compliance Officer or the General Counsel.   All reported Code of Ethics violations will be treated as being made on an anonymous basis.

B.

Guiding Principles & Standards of Conduct

All Employees of the Firm will act with competence, dignity and integrity, in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees.   The following set of principles frame the professional and ethical conduct that the Firm expects from its Employees:

•

Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective clients and Employees;

•

Place the integrity of the investment profession, the interests of Clients, and the interests of the Firm above one’s own personal interests;

•

Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

•

Avoid any actual or potential material conflict of interest;

•

Conduct all personal securities transactions in a manner consistent with this policy;

•

Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

•

Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

•

Promote the integrity of, and uphold the rules governing, capital markets;

•

Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

•

Comply with applicable provisions of the U.S.  securities laws.

THE FIRM HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH IN THIS CODE OF ETHICS.   IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

C.

Personal Security Transaction Policy

Employees may not purchase or sell any security in which the Employee has a Beneficial Interest unless the Employee has complied with the Personal Security Transaction Policy set forth below.

Pre-Clearance Procedures

Employees shall complete the Firm’s Private Placement Offering and IPO Request and Reporting Form (See Attachment A) when requesting a trade in a Private Placement Offering or IPO.   All pre-clearance requests must be submitted to the Chief Compliance Officer and/or General Counsel.   Once pre-clearance is granted to an Employee, such Employee may only transact in that Security for the remainder of the day or such other period of time as approved by the Chief Compliance Officer and/or General Counsel.   If the Employee wishes to transact in that security during any other day or period, he/she must again obtain pre-clearance for the transaction.

With regard to an Employee investment in an investment fund managed by the Firm (each, a “Fund”), the Employee shall not be required to obtain pre-approval from the Chief Compliance Officer for an “initial” investment or subscription to the Fund.   Rather, the execution of the Fund’s subscription document shall serve as evidence of the Firm’s pre-clearance of the Employee’s investment in the Fund.   All subsequent investments in the Fund that do not require the execution of additional subscription agreements, do however require pre-approval of the Chief Compliance Officer via the aforementioned Private Placement and IPO Request and Reporting Form included as Attachment A.

Restricted List

The Firm maintains a “Restricted List” of companies about which a determination has been made that it is prudent to resist trading activity.    The Firm shall periodically circulate to all its employees a list of “Restricted Securities.”  This list shall consist of all securities as to which: (a) there is currently a 13D or

13G filing on file with the SEC (b) any person is an officer or director of the issuer and (c) any person or entity of the Firm has executed a confidentiality agreement to receive material nonpublic information or has obtained material non-public information.

As a general rule, trades will not be allowed for Clients, or for the personal accounts of Employees, in the securities of a company appearing on the Restricted List, except with approval of the General Counsel, or, in his absence, the Chief Compliance Officer.   Similarly, any determination to remove a company from the Restricted List must be approved by the General Counsel.   Restrictions with regard to securities on the restricted List are also considered to extend to options, rights or warrants relating to those securities and any securities convertible into those securities.

Permission, if given for trades in a Restricted List Security will be effective for 24 hours, unless otherwise specified.   Additional trades of the same Restricted List security would have to be approved again.   No trades will be permitted if such trades will disadvantage the clients’ interests, or where it is determined that the Firm has material, non-public information.   Where an exception is granted, employees receiving such permission are prohibited from further sale or purchase transactions unless permission is again obtained.   Permission/exceptions will generally be conveyed using e-mail.

Reportable Securities

The Firm requires Employees to provide periodic reports (See the Reporting section) regarding transactions and holdings in any security (including, without limitation, partnership interests and limited liability company interests in private investment funds), except that Employees are not required to report the following exempted securities:

•

Direct obligations of the United States government;

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Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

•

Shares issued by money market funds;

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Shares issued by open-end funds other than Reportable Funds;1 and

•

Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

PLEASE NOTE: SUCH EXEMPTION DOES NOT APPLY TO SHARES OF OPEN-END MUTUAL FUNDS THAT ARE ADVISED BY THE FIRM (OR AN AFFILIATE) OR ARE OTHERWISE AFFILIATED WITH THE FIRM (OR AN AFFILIATE).   EMPLOYEES MUST REPORT ANY PERSONAL TRANSACTION IN A REPORTABLE FUND.

Reporting

In order to maintain compliance with Rule 204A-1 under the Advisers Act, the Firm must collect three reports from Employees that include transaction and holding information regarding the personal trading activities of the Employees.   The reports, as described in further detail below, are: (i) Quarterly Transaction Reports; (ii) Initial Holdings Reports; and (iii) Annual Holdings Reports.

Quarterly Transaction Reports

Employees shall be required to report all securities transactions that they have made in securities Accounts during the quarter, as well as any new securities Accounts that they have opened during the quarter.   In order to fulfill this reporting requirement, Employees have the option to instruct their broker-dealers to send to the Chief Compliance Officer duplicate trade confirmations and/or brokerage account statements not later than thirty (30) days after the end of each calendar quarter (refer to Attachment B).   If an Employee’s trades do not occur through a broker-dealer (e.g., purchase of a private investment fund), such transactions shall be reported separately on the Quarterly Reporting Form (Securities) provided in Attachment C.

EMPLOYEES ARE REMINDED THAT TRANSACTIONS IN PRIVATE INVESTMENT FUNDS (INCLUDING THOSE MANAGED BY THE FIRM) SHOULD BE INCLUDED IN THE QUARTERLY REPORTING FORMS.

Alternatively, Employees may utilize the Quarterly Reporting Form (Securities) and Quarterly Reporting Form (New Accounts), provided in Attachment C, to fulfill their quarterly transaction and new account reporting requirement in the event that they elect, or are unable to, provide duplicate trade confirmations and/or brokerage account statements to the Chief Compliance Officer.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS AND ACCOUNTS OF MEMBERS OF THE EMPLOYEE’S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

Initial and Annual Holdings Reports

New Employees are required to report all of their securities and securities accounts not later than 10 days after an individual becomes an Employee.   The two (2) Initial Reporting Forms (refer to Attachment D) must contain information that is current as of a date not more than 45 days prior to the date the person becomes an Employee.

Employees are required to provide the Chief Compliance Officer with a complete list of securities and securities accounts on an annual basis, or on or before February 14th of each year.   The report shall be current as of December 31st.   (Refer to Attachment E for a copy of the Annual Reporting Forms).

Employees may elect to forgo the use of the Initial Reporting Forms and Annual Reporting Forms and instead submit their brokerage/custodial statements to the Chief Compliance Officer in order to fulfill the initial and annual holding requirements.   However, Employees must be certain that their brokerage/custodial statements include at a minimum:

(a)

the title and type of security;

(b)

as applicable, depending on the type of security, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each security;

(c)

the name of any broker, dealer or bank with which the Employee maintains an account in which any security is held for the Employee’s direct or indirect benefit; and

(d)

the date in which the Employee submits the report.

EMPLOYEES MUST REPORT THEIR BENEFICIAL INTEREST IN ANY SECURITIES ACCOUNTS, REGARDLESS OF THE TYPES OF SECURITIES THAT ARE HELD IN THE SECURITIES ACCOUNT.   THE CHIEF COMPLIANCE OFFICER MUST BE MADE AWARE OF ALL SECURITIES ACCOUNTS OWNED BY EMPLOYEES.

Exceptions from Reporting Requirements

There are limited exceptions from certain of the three reporting requirements noted above.   Specifically, an Employee is not required to submit:

1)

The Quarterly Reporting Form (Securities) for any transactions effected pursuant to an automatic investment plan.

2)

Any of the three reports (i.e., Quarterly Reporting Form, Initial Reporting Forms and Annual Reporting Forms) with respect to securities held in securities accounts over which the Employee had no direct or indirect influence or control.   Note, however, that the Chief Compliance Officer may request that an Employee provide documentation to substantiate that the Employee had no direct or indirect influence or control over the securities account (e.g., investment advisory agreement, etc.).

The Chief Compliance Officer and/or General Counsel will determine on a case-by-case basis whether an account qualifies for either of the aforementioned exceptions.

Trading and Review

The Firm’s Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities.   Accordingly, the Firm will closely monitor Employees’ investment patterns to detect the following abuses, among others:

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Trading in companies included on the Restricted List;

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Front-running client accounts, which is a practice generally understood to be Employees personally trading ahead of Clients.

Employees are strictly prohibited from engaging in short-term trades of mutual fund shares, as to avoid even the appearance of market timing activities.

The General Counsel or their designee will monitor the Chief Compliance Officer’s personal securities transactions for compliance with the Personal Security Transaction Policy.

The Firm conducts periodic reviews of Employee reports.    At a minimum, such reviews are required to include a comparison of Employee reports to: 1) the Restricted List and 2) Clients’ trading activity.   Documentary evidence is required to be kept to evidence the periodic reviews conducted.   Should the Firm discover that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the Chief Compliance Officer and/or General Counsel to review the facts surrounding the transactions.

Reporting Violations and Remedial Actions

The Firm takes the potential for conflicts of interest caused by personal investing very seriously.   As such, the Firm requires its Employees to promptly report any violations of the Code of Ethics to the Chief Compliance Officer or General Counsel.   The Firm’s Senior Management is aware of the potential matters that may arise as a result of this requirement and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If any violation of the Firm’s Personal Security Transaction Policy is determined to have occurred,  the  Chief Compliance Officer and/or General Counsel may impose sanctions and take such other actions, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading  rights or  suspension  of  employment  (with or  without compensation), imposing a fine, making a civil referral to the Securities Exchange Commission (the “SEC”), making a criminal referral, and/or terminating employment for cause or any combination of the foregoing.   All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations.   Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the Chief Compliance Officer and/or General Counsel shall determine is appropriate.

No Employee shall participate in a determination of whether he or she has committed a violation of the Code of Ethics or in the imposition of any sanction against himself or herself.

D.

Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material non-public information by such investment adviser or any person associated with such investment adviser.  In accordance with Section 204A, the Firm has instituted procedures to prevent the misuse of material non-public information.

The Firm forbids any officer, director, employee, and all affiliates (“Covered Persons”) from trading, either personally or on behalf of others, while aware of material non-public information or communicating material non-public information to others in violation of Rule 10b-5
promulgated under the Securities Exchange Act of 1934 and Insider Trading and Securities Fraud Enforcement Act of 1988.   This conduct is frequently referred to as "insider trading."

The term "insider trading" is not clearly defined in federal or state securities laws, but generally is used to refer to the use of material non-public information to trade in securities (whether or not one is an "insider") or to communications of material non-public information to others for trading.   While the law concerning insider trading is not static, it is generally understood that the law prohibits:

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Trading by an insider who is aware of material non-public information at the time of the trade;

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Trading by a non-insider who is aware of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or,

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Communicating material non-public information to others.

The elements of insider trading and penalties for such unlawful conduct are discussed below.   If, after reviewing this Policy or its application to a particular transaction, you have any questions you should consult the General Counsel, the Chief Compliance Officer and/or their designee(s).

Who is an Insider?

The term "insider" is broadly defined and generally refers to anyone who is in possession of material, non-public information.   It includes officers, directors and employees of a company and may include friends, family members and other persons who may have acquired the information directly or indirectly from an insider.   In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes.   A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations.

What is Material Information?

Trading on non-public information is not a basis for liability unless the information is material.   While there is no absolute standard for “materiality,” “material information” generally includes information that a reasonable investor would consider relevant in making investment decisions and information that is reasonably certain to have a substantial effect on the price of a company's securities, regardless of whether the information is related directly to the company's business.   The test for materiality does not require proof of a substantial likelihood that disclosure of the omitted fact would have caused the reasonable investor to act on such information, but rather it need only be demonstrated that the disclosure of such a fact "would have been viewed by the reasonable investor as having significantly altered the ‘total mix’ of information made available."  Information can be material even if it was not the reason that the investor decided to buy, sell or hold securities.

Information that officers, directors, employees, and other associated persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidity problems, and extraordinary management developments concerning public issuers.   This list is not exhaustive and, depending upon the circumstances, other information can be "material." Information concerning the Firm’s holdings or transactions on behalf of clients may also be material non-public information.   You should always treat information as "material" if you have any reason to believe that it may be important.  When in doubt call the General Counsel, the Chief Compliance Officer or the designee for advice.

What is Non-Public Information?

Information is non-public until it has been effectively communicated to the investment community in general by the issuer of the securities through recognized channels.   For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public information.

Confidentiality

Information regarding advice furnished by the Firm to its Clients, nonpublic data furnished to the Firm by any Client, work product of the Firm's investment and trading staffs and other proprietary data and information concerning the Firm (including, but not limited to, its investment positions, assets under management, buy and sell programs, performance record and former, existing and potential clients), is the exclusive property of the Firm.

Notwithstanding the foregoing, the Firm and its Employees owe certain fiduciary duties to its Clients.   From time to time, and in accordance with such fiduciary duties, Employees may deem it to be in the best interest of Clients to disclose proprietary information relating to the Firm and/or the Funds to other market professionals including: senior executives of both publicly traded and private companies, other hedge fund managers, investment bankers, research analysts, sales traders, paid consultants and other unaffiliated third parties (collectively, “other market professionals”).

The aforementioned policies with regard to the restriction and prohibition on the disclosure of the Firm’s proprietary information are not in any way intended to prevent the following types of activities, among others, that may be undertaken by the Firm’s employees from time to time (and that the Chief Compliance Officer has determined are appropriate) in order to fulfill the Firm’s fiduciary duty to act in the best interest of the Funds:

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Discussion of general market events and the merits of investing in specific securities with other market professionals;

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Attendance at idea dinners with other market professionals

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Speaking with current and/or former employees of public companies that Clients are invested in and/or where the Firm is contemplating an investment;

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Attendance at industry events (e.g.  broker-dealer sponsored conferences) to gain access to the management of companies that Clients are invested in and/or where the Firm is contemplating investments for Clients; and

•

Retention of other market professionals (e.g., paid consultants) to provide general and specific market advice with regard to investing in securities and other investments.

Employees in possession of the Firm’s proprietary information may not use it for the benefit of any person other than the Firm and its Clients.   However, employees are reminded that any use of the Firm’s proprietary information must be carried out in accordance with the Firm’s Code of Ethics.

Penalties for Insider Trading

The U.S. securities laws impose potentially onerous civil and criminal penalties on persons who improperly obtain or use material, non-public information in connection with a purchase or sale of securities, including disclosing such information to others to enable those persons to trade in stock of the applicable company.   A person can be subject to some or all of the penalties described below even if he or she does not personally benefit from the activities surrounding the violation.   Possible penalties include: civil injunctions; treble damages; disgorgement of profits; jail sentences and fines of up to three times the profit gained or loss avoided, whether or not the person actually benefited financially.

In addition to the penalties imposed directly upon the person making the illegal trade, civil and criminal penalties for illegal use of inside information can also be imposed upon the officers and directors of a company for failing to prevent corporate employees from engaging in such securities law violations.   The U.S.  securities laws provide that any "controlling person," which includes employers, directors, executive officers and principal stockholders, may be liable for civil penalties if the controlling person both (i) knew or recklessly disregarded the fact that the employee was likely to engage in a violation and (ii) failed to take appropriate steps to prevent that violation before it occurred.   Civil penalties for persons who control violators can equal the greater of $1,000,000 or three times the profit gained or losses avoided.   Employers may also be subject to criminal penalties of up to $2,500,000 for insider trading violations committed by its employees.   Separate penalties may be imposed on the Firm or its senior officers for failure to supervise employees who engage in insider trading.

A violation of the Firm’s Insider Trading Policy can also be expected to result in serious sanctions by the Firm, including dismissal of the persons involved.

Insider Trading Policy Procedures

The following procedures have been established to aid the Covered Persons of the Firm in avoiding insider trading.   Failure to follow these procedures may result in dismissal, regulatory sanctions and criminal penalties.

A.   Identify Inside Information

Before trading or making investment recommendations for yourself or others, including funds or private accounts managed by the Firm, in the securities of a company about which you may have potential insider information, ask yourself the following questions:

1.

 Is the information you have material?  Is this information that a reasonable investor would consider relevant in making an investment decision?  Is this information that would substantially affect the market price of the securities if generally disclosed?  Would this information have been viewed by a reasonable investor as having significantly altered the total mix of available information?

2.

 Is the information non-public?  To whom has this information been provided?  Has the information been effectively communicated to the market place by being published in publications of general circulation?  Has the information been provided pursuant to an expectation of confidentiality?  Is the source of the information under a duty to maintain its confidentiality?

B.   Dealing with Inside Information

If, after consideration of the above, you believe the information is material and non-public, or if further questions arise as to whether you believe the information is material and non-public, the following procedures shall be followed:

1.

Report the matter immediately to the General Counsel, the Chief Compliance Officer or his/her designee.

2.

Do not discuss the information in public places where it can be overheard such as elevators, restaurants and airports.

3.

Do not read confidential documents in public places or discard them where they can be retrieved by others.

4.

Do not purchase, sell or recommend securities on behalf of yourself or others, including accounts managed by the Firm.

5.

Do not communicate the information inside or outside of the Firm (including to family members and friends) other than to the Legal/Compliance Department of the Firm.

6.

Refrain from responding if any inquiry is addressed to you concerning your potential knowledge of inside information until after consulting the Legal/Compliance Department.

7.

After the Legal/Compliance Department has reviewed the issue, you will be instructed as to the proper course of action to take.

Paid Consultant Policies and Procedures

As part of the research and investment process, Employees may conduct calls or meetings with paid consultants referred by third parties (e.g., Gerson Lehrman Group, Vista Research, etc.).   These consultants may range from independent research analysts, retired personnel, or employees working in the relevant industry.

While it is permissible to utilize consultants as part of the research process, we must be particularly sensitive about the information that these consultants provide.   Accordingly, the Firm has adopted the following procedures which must be adhered to by all employees with regard to their contact and interaction with paid consultants:

Procedures

1.

Prior to the commencement of a phone call or meeting with a paid consultant where it is anticipated that substantive information will be discussed, the Employee must inform such consultant that:

(i) the Firm actively invests in the public securities markets, (ii) the purpose of speaking with such consultant is to obtain his/her independent insight as it relates to a particular industry, sector or company and (iii) such consultant should not share any material non-public information or confidential information that he/she may have a duty to keep confidential or that you otherwise should not disclose.   The Employee should also confirm with such consultant that he/she will not be violating any agreement, duty or obligation such consultant may have with any employer or other institution.

2.

If the Employee believes that there is a high or increased risk that material non-public or confidential information could be discussed during a call or meeting with a paid consultant (e.g., call with the senior executive of a public company), then the Employee will ask the Chief Compliance Officer, General Counsel or their designee to participate in the call or meeting.

3.

Employees are prohibited from discussing information about the company that employs the paid consultant.

4.

Employees are required to keep notes (electronic or hard copy) of their discussions with paid consultants.   Notes should, at a minimum, include the following information:

a.

Date of discussion

b.

Name of Employee

c.

Name of Paid Consultant

d.

Referred by (e.g.  GLG, Vista, etc)

e.

Summary of the discussion(s)

5.

In the event that the Firm or its employees learn or have reason to suspect that they have been provided with a) confidential or material non-public information and/or b) information that a consultant furnishes to the Firm or its employees in violation of a duty of trust or confidence to any person, then the Chief Compliance Officer or General Counsel shall immediately notify the research group that provided access to such respective consultant.   In addition, depending upon the facts and circumstances of each situation, the Chief Compliance Officer or General Counsel may solicit the advice of outside counsel as it relates to a particular issue and/or decide to restrict both the firm and its employees from trading in the securities of a particular issuer(s).

On a periodic and as needed basis, but no less frequently than annually, the General Counsel and/or Chief Compliance Officer shall seek to obtain information from its research groups (i.e. notes) in order to assist with the monitoring of communications and control of interactions between Employees and the paid consultants.   The notes will be periodically reviewed by the Chief Compliance Officer, General Counsel, or their designee(s).

E.

Serving as Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment F (Conflicts of Interest Questionnaire).2 These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions.   Employees may also receive compensation for such activities.

At certain times, the Firm may determine that it is in its Clients’ best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization.  For example, a company held in Clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company.   Service with organizations outside of the Firm can, however, raise serious regulatory issues and concerns, including conflicts of interest and access to material non-public information.   As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company or other public companies.

Similarly, the Firm may have a business relationship with the outside organization or may seek a relationship in the future.  In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in outside activities without the prior written approval of the Chief Compliance Officer.   Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest.  Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

F.           Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with the Firm and in which he or she knows the Firm might be expected to participate or have an interest, without disclosing in writing all necessary facts to the Chief Compliance Officer, offering the particular opportunity to the Firm, and obtaining written authorization to participate from the Chief Compliance Officer.

Any personal or family interest of an Employee in any Firm business activity or transaction of the Firm must be immediately disclosed to the Chief Compliance Officer.   For example, if an Employee becomes aware that a transaction being considered or undertaken by the Firm may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the Chief Compliance Officer.

Employees may use Attachment G to inform the Chief Compliance Officer of any of the issues noted in this discussion.

G.

 Loans

No Employee may borrow from or become indebted to, any person, business or company having business dealings or a relationship with the Firm, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the Chief Compliance Officer and/or General Counsel.   No Employee may use the Firm’s name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the Chief Compliance Officer and/or General Counsel.

H.

Dealings with Government and Industry Regulators

The Firm forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter.   This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances.   This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies.   Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against the Firm.   Employees are expected, if requested, to provide the Firm with reasonable assistance, including, but not limited to, meeting or consulting with the Firm and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

I.

Political Contributions and Public Office

The following outlines the Firm’s policies with respect to political contributions and public office:

•

Employees may not make political contributions to any elected official, any candidate for office, or any political party in any state in the United States or any political subdivision thereof.  In addition, Employees may not solicit or coordinate campaign contributions from others for any elected official, any candidate for office, or any political party in any state in the United States, or any political subdivision thereof.  Employees may not pay a third party, such as a solicitor or placement agent, to solicit a government client on behalf of the Firm.  This prohibition does not apply to federal elections or volunteer activity.

•

Neither the Firm nor Employees are permitted to make any soft dollar contributions; and

•

Neither the Firm nor Employees can hold a public office if it in any way conflicts with the Firm’s business.

J.            Improper Use of Firm Property

No Employee may utilize property of the Firm or utilize the services of the Firm or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the Chief compliance Officer and General Counsel.   For this purpose, “property” means both tangible and intangible property, including the Firm and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

K.

Protection of the Firm’s Name

Employees should at all times be aware that the Firm’s name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse.   Care should be exercised to avoid the unauthorized use of the Firm’s name in any manner that could be misinterpreted to indicate a relationship between the Firm and any other entity or activity.

L.        Employee Involvement in Litigation or Proceedings

Employees must advise the Chief Compliance Officer immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

M.

Gifts and Entertainment

Employees’ Receipt of Business Meals, Tickets to Sporting Events and Other Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature.   Employees are responsible for using their best judgment in determining “lavish” or “extravagant.” Employees should report their attendance at such lavish and extravagant events to the Chief Compliance Officer on Attachment H.

Employees’ Receipt of Gifts - Employees must report their intent to accept gifts over $500 (either one single gift, or in aggregate on an annual basis) to the Chief Compliance Officer by completing Attachment H.   Reasonable gifts received on behalf of the Company shall not require reporting.   Examples of reasonable gifts include holiday gift baskets and lunches brought to the Firm’s offices by service providers.

The Firm’s Gift Giving Policy – The Firm and its Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval to give all gifts in excess of $500 to any Client, prospective client or any individual or entity that the Firm is seeking to do business with.

Gifts Given to Taft-Hartley Funds - Employees are reminded that notwithstanding this policy, since the Firm manages Taft-Hartley Clients, any gratuity provided by the Firm to labor unions or union representatives that have an “interest” in the Taft-Hartley Clients in excess of $250 per fiscal year are required to be reported on Attachment H and Department Labor Form LM-10 within 90 days following the end of the Firm’s fiscal year.   Accordingly, the Firm will monitor all gratuities as discussed and make the appropriate filings on DOL Form LM-10.

The Chief Compliance Officer shall track all reportable entertainment and gifts via Attachment I.

N.

Travel Expenses

Employees may charge to the Firm normal and reasonable travel and travel-related expenses incurred for the Firm’s business purpose.   Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel-related expenses.   When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs.   While the Firm has not prescribed limits on such expenses, the Firm may reiterate its policy with Employees as necessary.

The Firm will pay for all travel and travel-related expenses to support an Employee’s attendance at conferences, company visits, etc.   In the event that any such expenses are included as part of the event (i.e.  a broker charters a jet for numerous investment firms, including the Firm, to visit a company, etc.), the Firm shall determine the approximate value of the expense and forward the third-party a reimbursement check.   The Firm has adopted this policy in order to avoid any perceived conflict of interest associated with our relationships with outside service providers.

O.

Disclosure

The Firm shall describe its Code of Ethics in Part II of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics.   All Client requests for the Firm’s Code of Ethics shall be directed to the Chief Compliance Officer.

P.

Recordkeeping

The Firm shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or the Firm’s management.

•

A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

•

A record of any violation of this Code of Ethics and of any action taken as a result of such  violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

•

A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of the Firm.

•

A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Firm for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

•

A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for  reviewing  these reports, shall be maintained in an easily accessible place;

•

The Firm shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Placement or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

Q.

Responsibilities

The Chief Compliance Officer and/or his designee(s) will be responsible for administering the Code of Ethics, subject to oversight by the Company’s General Counsel.   All questions regarding the policy should be directed to the Chief Compliance Officer or General Counsel.   All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment.

AGREEMENT TO ABIDE BY CODE OF ETHICS

By affixing my signature below, I acknowledge that I have read and understand Crow Point Partners’ Code of Ethics (the “Code”), most recently dated October 2009.

I further acknowledge that I am in compliance with the provisions of the Code and agree to remain in compliance with such provisions.

I understand that if I fail to comply with the provisions of the Code, I will be subject to appropriate disciplinary action, including dismissal.

__________________________

PRINT NAME

___________________________

SIGNATURE

___________________________

DATE

 Attachment A - Private Placement Offering & IPO Request and Reporting Form

Name of Issuer:

___________________________________

Type of Security:

___________________________________

Public Offering Date:

___________________________________

(for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

1.

I am not investing in this Private Placement or IPO to profit improperly from my position as a Crow Point Partners Employee;

2.

The investment opportunity did not arise by virtue of my activities on behalf of a Crow Point Partners client; and

3.

To the best of my knowledge, no Crow Point Partners Clients have any foreseeable interest in purchasing this security.

4.

If I am seeking to invest in an unregistered investment fund, the investment strategy pursued by the fund is dissimilar from the investment strategy generally pursued by Crow Point Partners.

.

Furthermore, by signing below, I certify that I have read the Crow Point Partners Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy.   I understand Crow Point Partners reserves the right to direct me to rescind a trade even if approval is granted.   I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.   I have provided all offering materials related to this proposed investment to the Chief Compliance Officer and/or General Counsel at their request.

Date:

_____________

Signature:

___________________________________

Print Name:

___________________________________

Compliance Manual – Crow Point Partners, LLC

Page

Attachment B - Sample Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re:

Account No.

_______________________________

Account Name

_______________________________

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

Crow Point Partners, LLC

Attn: James B.  Craver, Chief Compliance Officer

10 New Driftway, Suite 203

Scituate, MA 02066-4546

If you have any questions or concerns, please feel free to give me a call at (xxx) xxx-xxxx.   Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc:

<Name>

Compliance Manual – Crow Point Partners, LLC

Page

Attachment C - Quarterly Reporting Form

QUARTERLY REPORTING FORM (TRANSACTIONS) REPORTING EMPLOYEE_________________________________________ FOR QUARTER ENDED: _________________________________________

In accordance with Crow Point Partners’ Code of Ethics, please provide a list of all reportable securities transactions that have occurred during the previous calendar quarter in any account in which you maintain a pecuniary interest.   Reportable securities include interests in private investment funds (including those managed by Crow Point Partners).

Number of Shares	Security Name	Type (e.g., equity; fixed income)	Ticker or CUSIP	Principal Amount	Buy (acquire)/ Sell (dispose)	Interest rate/ maturity	Price	Date	Broker, Dealer or Bank

DELIVER TO THE CHIEF COMPLIANCE OFFICER WITHIN 30 DAYS OF THE END OF EACH CALENDAR QUARTER.

USE ADDITIONAL SHEETS IF NECESSARY.

____________________________________________

Print Name

Signature

Date

QUARTERLY REPORTING FORM (NEW ACCOUNTS)
REPORTING EMPLOYEE___________________________________ FOR QUARTER ENDED _________________________________________

In accordance with the Firm’s Code of Ethics, please provide a list of all accounts that have opened during the previous calendar quarter in which you maintain a beneficial interest.   Reportable securities include interests in private investment funds.

Name of Broker, Dealer or Bank	Account Title	Account Number	Date of Account Establishment

I certify that this form fully discloses all of the newly opened accounts in which I have a beneficial interest.

____________________________________________

Print Name

Signature

Date

Attachment D - Initial Reporting Form (Securities Accounts)

Employee

_______________________________________________ (Print Name)

Information submitted current as of ______________________________ (Date)

In accordance with the Firm’s Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest.   Note that this includes accounts of immediate family members living in your household.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities accounts in which I have a beneficial interest.

Signature

Date

Attachment D - Initial Reporting Form (Securities)

In accordance with the Firm’s Code of Ethics, please provide a list of all reportable securities in which you have a beneficial interest.   This includes securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.   Securities held in accounts over which the access person had no direct or indirect influence or control do not need to be reported.

Number of Shares (if applicable)	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount (if applicable)

Use additional sheets as necessary.

I certify that this form fully discloses all of the reportable securities in which I have a beneficial interest.   Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

Signature

Date

Attachment E - Annual Reporting Forms (Securities Accounts)

Employee

_______________________________________________ (Print Name)

Information submitted current as of __________________________ (Date)

In accordance with the Firm’s Code of Ethics, please provide a list of all securities accounts in which you have a beneficial interest.   Note that this includes accounts of immediate family members living in your household.

Name of Broker, Dealer or Bank	Account Title	Account Number

I certify that this form fully discloses all of the securities accounts in which I have a beneficial interest.

Signature

Date

In accordance with the Firm’s Code of Ethics, please provide a list of all securities in which you have a beneficial interest.   This includes reportable securities held by broker/dealers and other custodians, at your home, in safe deposit boxes, and by an issuer.   Securities held in accounts over which the access person had no direct or indirect influence or control do not need to be reported.

Number of Shares (if applicable)	Security Name	Type (e.g., equity; Fixed income)	Ticker or CUSIP (if applicable)	Principal Amount (if applicable)

Use additional sheets as necessary.

I certify that this form fully discloses all of the securities in which I have a beneficial interest.   Nothing in this report should be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the securities contained in this report.

Signature

Date

Attachment F - Conflicts Questionnaire Supplement

The Firm is required to monitor Employee circumstances, which may pose a potential conflict with our management of Accounts and Funds (including Fund investors).   Please complete this questionnaire and disclose the required information.   In addition, we will ask for a recertification of the information contained in the questionnaire annually.   You also must provide any changes to the information promptly to the Chief Compliance Officer.

A.

Please disclose the requested information for any entity (including any commercial business or not-for-profit organization) other than the Firm in which, or from which, you (1) receive compensation; (2) take an active role in making management decisions; (3) serve as an officer, director, member or general partner; or (4) provide any advice about investments.

	Name of Entity:	Nature of Affiliation or Title:	Public Company
1.	___________________________	___________________________	Yes/No
2.	___________________________	___________________________	Yes/No
3.	___________________________	___________________________	Yes/No
4.	___________________________	___________________________	Yes/No
5.	___________________________	___________________________	Yes/No
None __________

B.

Please disclose whether your spouse or any immediate family member currently conducts business or works for an entity that conducts business with the Firm.

Describe:

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

None __________

C.

Please disclose whether your spouse or any immediate family member currently works for a public company.

Describe:

_______________________________________________________________________

_______________________________________________________________________

_______________________________________________________________________

None __________

D.

The following individuals are my family members that work at broker/dealers and/or companies in which The Firm conducts or seeks to conduct business:

____________

Not Applicable (I am not aware of any family members that work at broker/dealers and/or companies in which The Firm conducts or seeks to conduct business)

Broker-Dealer/Company

Family Member

Role

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Please note that these questions are intended to be broad in scope.   If you have any questions as to whether any particular arrangement or relationship should be disclosed on this form, please consult the Chief Compliance Officer.

Signature:   _________________________

Print Name:  ________________________

Date:   _____________________________

Attachment G  - Miscellaneous Reporting Under The Code Of Ethics

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

____________________________________________________________________________________

Print Name:

__________________________________________________________

Signature:

__________________________________________________________

Date:

__________________________________________________________

Attachment H - Gift And Entertainment Report

Employee(s) Receiving/Giving the Gift/Entertainment:

____________________________________________________________________________________

Describe the Gift/Entertainment:

____________________________________________________________________________________

Approximate Total Dollar Amount of Gift/Entertainment:  $____________________________________

Receiver/Giver of the Gift/Entertainment:

____________________________________________________________________________________

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _________

         No __________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months?  If Yes, list the Gifts/Entertainment received/given and the approximate Value of the Gifts/Entertainment:

____________________________________________________________________________________

Relationship of Receiver/Giver to The Firm and/or Employee(s):

____________________________________________________________________________________

Reason (if known) the Gift/Entertainment will be given by/given to The Firm and/or Employee(s):

____________________________________________________________________________________

Signature: ______________________________________________

Date: ____________________

Attachment I - Employee Gift/Entertainment Log

Date	Employee Giving/Receiving Gift/Entertainment	Description of Gift/Entertainment	Approximate Dollar Amount of Gift/Entertainment	Receiver/Giver of Gift/Entertainment	Relationship of Receiver/Giver to The Firm and/or Employee	Reason Gift/Entertainment was given by/given to The Firm and/or Employee	Compliance Approval (Yes/No)
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO

APPENDIX B - COMPLIANCE ACKNOWLEDGEMENT FORM

I acknowledge that I have received the Firm’s compliance manual, including the attached appendices (the “Manual”), dated October 2009.  In addition, I have read and understand the relevant portions of this Manual and all appendices applicable to my position with the Firm, including specifically the Firm’s:

____________ Code of Ethics (Appendix A to this Manual)

(Please initial)

In addition, I have completed, signed and dated the “Conflicts Questionnaire Supplement”, as well as the annual (or initial) holdings report attached to the Code of Ethics.

If I had any questions concerning the policies and procedures described in this Manual and my responsibilities under those policies and procedures, I have raised them with the Chief Compliance Officer and received satisfactory answers to my questions.  I understand that any violations(s) of the policies and procedures set forth in the Manual are grounds for immediate disciplinary action, including termination of employment, and may constitute a violation of applicable federal, state and local laws and regulations.  I certify that I have complied with, and affirm that I will continue to comply with, all applicable policies and procedures in this Manual.

Signature: _________________________

Print Name: ________________________

Date: _____________________________

�� Chief Compliance Offer to check this box if this form is completed as an initial acknowledgement.

APPENDIX C - EMPLOYEE CONFIDENTIALITY AGREEMENT

_________________, 200__

To: Crow Point Partners, LLC

Ladies and Gentlemen:

You have informed me in connection with my employment with Crow Point Partners, LLC (the “Company") that the business of the Company and all information related thereto, including the Company’s clients and prospects and all information relating thereto, systems, procedures, administrative practices and investment activities and methodology (the "Information"), are highly confidential and sensitive in nature, and may be proprietary and in some respects unique, and that any disclosure of the Information could cause severe competitive injury and harm to the Company.  Additionally, in the course of my employment I may develop or be involved in developing certain business-related ideas, products and materials, licenses, trademarks, copyrights, and the like ("Developmental Property"), including Developmental Property based on existing products or services of the Company, and I hereby acknowledge and agree that all Developmental Property shall be and shall remain solely the property of the Company.

Additionally, I have received, read and agree to be bound by the Company’s Corporate Policy Guideline with respect to the acceptable use of the Company’s email/Internet system (the “Internet System”), and recognize and understand that the Company’s Internet System is to be used solely for conducting business for and on behalf of the Company.  I further understand that the use of the Internet System for private purposes or any other purposes which are deemed unacceptable by the Company is strictly prohibited, and expressly consent to the monitoring by the Company of my use of the Internet System.

In consideration of your employment of me, the benefits of which I readily acknowledge, I agree to keep secret and confidential all Information I receive during or in connection with my employment with the Company.  I will not use or disclose any Information or Developmental Property to any outside person or entity, except at the Company’s direct instructions and in the Company’s best interests, and I will not at any time remove from the Company’s premises any files, books, records, correspondence or other papers or documents containing Information or Developmental Property, nor make any copies of the foregoing, except as required to perform my service as an employee of the Company.

It is also agreed and understood that any intentional breach of this Agreement will result in my immediate dismissal as an employee of the Company.  In addition, in consideration of my employment and access to Information and Developmental Property, I agree and acknowledge that the Company will be entitled as liquidated damages to any fees or other income received by me (or anyone I may become associated with in the future) for the period ending three years after termination of my employment, as a result of my use or misappropriation of Information or Developmental Property in breach of this Agreement, and that the Company may seek injunctive relief against my continued violation of this Agreement in any court having jurisdiction or pursue other remedies available to them.

Very truly yours,

_______________________________

(Signature)

_______________________________

(Print Full Name)

_______________________________

(Date)

-

APPENDIX D - PROXY VOTING POLICY AND PROCEDURES

It is the policy of Crow Point Partners, LLC to vote proxies in the interest of maximizing value for our clients.  Proxies are an asset of a client, which should be treated by us with the same care, diligence, and loyalty as any asset belonging to a client.  To that end, we will vote in a way that it believes, consistent with our fiduciary duty, will cause the value of the security to increase the most or decline the least.  Consideration will be given to both the short and long term implications of the proposal to be voted on when considering the optimal vote.

GENERAL POLICIES WITH RESPECT TO SPECIFIC PROPOSALS

As a general matter, and consistent with our fiduciary responsibilities to act solely in the interest of plan participants and beneficiaries, we will generally vote FOR the following proposals if we believe they are in the best interests of our Clients.  Additional considerations effecting the decision to vote for are listed below:

a.

Election of management slate of directors – consider board independence as well as long term performance of the directors and the company.

In voting on entire Board:

(i) 2/3 of the Directors should be independent (have only one connection to the corporation which is the directorship or if the person is a rank and file employee).  A director is defined as independent if he or she has only one nontrivial connection to the corporation, that of his or her directorship or is a rank and file employee.  A director generally will not be considered independent if currently or previously employed by the Company or an affiliate in an executive capacity; if employed by a present or former auditor of the Company in the past five years; if employed by a firm that is one of the Company’s paid advisors or consultants; if employed by a customer or supplier with a nontrivial business relationship; if employed by a foundation or university that receives grants or endowments from the Company; if the person has any personal services contract with the Company; if related to an executive or director of the Company; or if an officer of a firm on which the Company’s chairman or chief executive officer also is a board member.

(ii) Consider company’s long-term value growth as judged by performance indicators.

(iii) Consider actions taken by the Board that may not be in the Company’s long term best interest i.e.  awarding themselves excessive compensation.

(iv) Consider the Board’s responsiveness to shareholder concerns – proposals.

In voting on individual Directors:

(i) Committees – Audit, Nominating and Compensation may be required to be 100% composed of independent directors.  This should be considered and vote against non-independent director nominee serving on these committees.  Also consider performance of committees i.e.  approving excessive compensation, failing to address auditor conflicts).

(ii) Attendance at 75% of meetings or withhold vote.

(iii) If the Director is employed full time – service on no more than 3 public company Boards.  If retired, no more than five public company Boards.

Contested Elections: consider Board independence, background of proxy contest, evaluate the competing strategic corporate plans,

impact on constituents and equity ownership of individual directors.

b.

Appointment of auditors – vote for unless any of the following factors, then vote against ratification:

(i) We determine that there is a change in auditors from prior years and the cause is a disagreement between the terminated auditor and the company on a matter of accounting principles and practices.

(ii) Auditor provides advice on tax avoidance strategies (see tax services in proxy) where we believe this may put auditor in role of advocate for the Company.

(iii) Fees for non-audit services are more than 20% of all fees, we should be concerned.

(iv) The Company has had the same auditor for more than seven years.

c.

Cumulative voting.

d.

Profit sharing/remuneration plans.

e.

Pension/retirement plans.

f.

Authorization of new securities if there is no intent to unduly dilute shareholder's proportionate interest, reverse stock splits.

(i) Common stock - support if reasonable and management provides persuasive justification.  Vote against increase of existing authorization by more than 50%.

(ii) Preferred stock – approve unless Board has unlimited rights to set the terms and conditions of the shares.

(iii) Support reverse stock split if management provides reasonable justification.

(iv) Vote against issuance of new classes of stock with unequal voting rights (dual class voting).

g.

Acquisition of property

h.

 Asset restructuring

i.

Option/incentive plans and revisions thereof.

(i) Support if performance-based (includes premium price –strike price of 100% + of fair market value on date of grant or linked to market or industry stock price index).

(ii) Support expensing of stock options.

(iii) Plan should not exceed an annual stock option grant rate of 1% of shares outstanding to senior executives.

(iv)Vote against a plan that does not prohibit repricing of underwater stock options with new unless Company has a policy against repricing.

(v) Vote against proposal if total dilution of outstanding voting power or shareholders’ equity is greater than 10%

(vi) Vote against reloading (to replace options which have been exercised).

(vii) Oppose plans where more than 10% of option shares were issued to the top five executives in the last year.

(viii) Vote for plans where the executive is required to hold a substantial portion of the award while at the Company i.e.  75% of their equity compensation awards, including shares from option exercises.

(ix) Support performance-vesting restricted stock (as opposed to time-lapsing) provided amount of stock granted is reasonable in proportion to the executive’s total compensation.  Executive should be required to hold while at the Company.

j.

Compensation plans and revisions thereof

(i) Base compensation should be reasonable - minimum necessary for retention and recruitment.

(ii) Variable compensation - support plans that use explicit operating performance benchmarks i.e.  improving EPS.

(iii) Executive perks and benefits.  – support greater disclosure and oversight; vote against benefits to executives that exceed that which is offered to other employees.

(iv) Golden parachutes – support shareholder approval of them.  Vote to eliminate severance package for any senior executive which provides for benefits not generally offered to other Company employees.  Severance plan or stock option “change in control” vesting   feature should be contingent upon completion of merger rather than lesser standard of shareholder approval.

(v) Outside Director Compensation – significant proportion should be stock and subject to reasonable holding requirements.

(vi) Oppose management proposal to issue tracking stock to reflect performance of a particular business segment.

k.

 Increasing indebtedness within prudent limits.

l.

Anti-greenmail amendments

m.

Preemptive rights

n.

Employee related proposals – employee stock purchase plan and high-performance workplace practices (if we conclude in shareholders’

best interests and do not unduly interfere with the Company’s operation).  Employees should have pension choice defined benefit vs.    cash-balance plans.

o.

 Fair-Price Provisions

p.

Shareholder proposals.

(i) Adoption of codes or policies based on the United Nations’ International Labor Organization’s

Fundamental Conventions (ILO) (freedom of association, equality, abolition of forced (convict) and child labor and standard supplier resolutions not to do business with suppliers that use forced, child labor etc).

-

(ii) Reports on human rights.

(iii) Environmental issues – adoption of CERES principles (that encourage Company to protect the environment and health and safety of its employees)

(iv) EEO – proposals for reports on diversity in the workplace if there are no arbitrary or unreasonable goals or require the Company to hire people who are unqualified for their position.  Support sexual orientation anti-bias position.  Diversity – women and minority group Board members.

(v) Proposals for reports on financial institutions fair-lending compliance practices.

(vi) Proposals seeking review of business strategies that may present a significant risk to long term corporate value (if the review does not impose undue costs on the Company).

(vii) Analyst independence from investment banking business (IPO allocation) and sell-side research.

(viii) Proposals that provide access to proxy statement to advance non-management candidates unless the access right could be used to promote hostile takeovers.

(ix) Proposal to separate Chairman and CEO – to require an independent Director (who has not been an executive) to be Chairman of the

Board if there is no separation, support proposal to establish a lead independent Director.

(x) Proposals for greater Board and Auditor independence (i.e.  audit firm rotation, limit or prohibit non-audit services).

(xi) Proposals asking for additional disclosure of the role of the Board in developing business.

(xii) Proposals that seek greater confidential voting (this does not apply to proxy vote disclosure after the meeting).

As a general matter, and consistent with our fiduciary responsibilities to act solely in the interest of plan participants and beneficiaries, we will generally vote AGAINST the following proposals if we believe they are not in the best interests of our Clients:

a.

Easing standards of indemnification for directors or corporate officers.
b.

 Staggered terms for directors; term limits.

c.

Authorizations of new securities if intent appears to be to unduly dilute stockholder's proportionate interest.

d.

Poison pill/anti-takeover measures that do not require submission to the Board every three years.

e.

Re-incorporation in the State of Delaware if intent is to protect management and directors.

f.

Elimination of waivers of preemptive rights.

g.

 Alteration of voting provisions; proportionate ratio of number of shares per vote if not in the best interest of shareholders.

h.

 Fair price provisions/amendments.

i.

Granting of stock options to non-employee directors.

j.

Proposals to change the state of incorporation where the effect could be to reduce shareholder's rights to participate in the decision-

making process or present other risks that outweigh benefits.  This is also applicable to reincorporation in other countries, particularly   offshore tax havens.  Vote against unless:

(i) Criteria for supporting - Company makes compelling case and the proposal will not harm or weaken shareholder rights or lessen

management accountability; will contribute quantifiable benefits to Company’s long term value and not adversely impact Company’s   employees and communities where they live.

(ii) Vote against reincorporation in offshore tax haven or to limit Director liability or as takeover defense.

k.

 Supermajority voting requirements.

l.

Board size – to be less than five or more than 15.

m

Limit or eliminating the Shareholders’ right to call Special Meetings and act by Written Consent without a meeting if provided for in the

By-Laws.

n.

 Approving other business.

As a general matter, and consistent with our fiduciary responsibilities to act solely in the interest of our Clients, we will vote on issues such as mergers and reorganizations on a case by case basis taking into account the following factors:

a.

 Impact of the merger on long-term corporate value, including the prospects of the combined  companies.

b.

Anticipated financial and operating benefits.

c.

Offer price (cost vs.  premium).

d.

How the deal was negotiated.

e.

Changes in corporate governance and their impact on shareholder rights.

f.

Impact on key constituents at both companies, including employees and communities..

Conflicts of Interest

Crow Point Partners, LLC realizes that due to the difficulty of predicting and identifying all material conflicts, it must rely on its Employees to notify the Chief Compliance Officer or General Counsel of any material conflict that may impair our ability to vote proxies in an objective manner.  In addition, the General Counsel, Chief Compliance Officer, or their designee(s) will reasonably try to assess any material conflicts between our interests and those of our clients with respect to proxy voting.  The following is a non-exhaustive list of potential conflicts of interest that could influence the proxy voting process:

Conflict: Crow Point Partners retains an institutional client, or is in the process of retaining an institutional client that is affiliated with an issuer that is held in the Firm’s client portfolios.  For example, the Firm may be retained to manage Company A’s pension fund.  Company A is a public company and the Firm client accounts hold shares of Company A.  This type of relationship may influence the Firm to vote with management on proxies to gain favor with management.  Such favor may influence Company A’s decision to continue its advisory relationship with the Firm.

Conflict: Crow Point Partners retains a client, or is in the process of retaining a client that is an officer or director of an issuer that is held in the Firm’s client portfolios.  The similar conflicts of interest exist in this relationship as discussed above.

Conflict: Crow Point Partners’ Employees maintain a personal and/or business relationship(not an advisory relationship) with issuers or individuals that serve as officers or directors of issuers.  For example, the spouse of an Employee may be a high-level executive of an issuer that is held in Crow Point Partners’ client portfolios.  The spouse could attempt to influence Crow Point Partners to vote in favor of management.

Conflict: Crow Point Partners or an Employee(s) personally owns a significant number of an issuer’s securities that are also held in Crow Point Partners’ client portfolios.  For any number of reasons, an Employee(s) may seek to vote proxies in a different direction for his/her personal holdings than would otherwise be warranted by the proxy voting policy.  The Employee(s) could oppose voting the proxies according to the policy and successfully influence Crow Point Partners to vote proxies in contradiction to the policy.

Resolution: Upon the detection of a material conflict of interest, General Counsel has final decisionmaking authority regarding Crow Point Partners’ course of action for the proxy.  General Counsel’s determination will be based on maximizing value for Crow Point Partners’ clients.  In these instances, General Counsel will decide to either: 1) abstain from voting the proxy, or; 2) engage the services of an outside proxy voting service or consultant who will provide an independent recommendation on the direction in which Crow Point Partners should vote on the proposal.  If retained, the proxy voting service’s or consultant’s determination will be binding on Crow Point Partners.

Any attempts by others within Crow Point Partners to influence the voting of client proxies in a manner that is inconsistent with the proxy voting policy shall be reported to the Chief Compliance Officer.  Further, any attempts by persons or entitles outside Crow Point Partners to influence the voting of client proxies shall be reported to the Chief Compliance Officer.  The Chief Compliance Officer may then elect to report the attempt to legal counsel.

-

Procedures for Crow Point Partners’ Receipt of Class Actions

Crow Point Partners recognizes that as a fiduciary it has a duty to act with the highest obligation of good faith, loyalty, fair dealing and due care.  When a recovery is achieved in a class action, investors who owned shares in the company subject to the action have the option to either: (1) opt out of the class action and pursue their own remedy; or (2) participate in the recovery achieved via the class action.  Collecting the recovery involves the completion of a Proof of Claim form which is submitted to the Claims Administrator.  After the Claims Administrator receives all Proof of Claims, it dispenses the money from the settlement fund to those persons and entities with valid claims.

If “Class Action” documents are received by Crow Point Partners on behalf of its Funds, Crow Point

Partners will ensure that the Funds either participate in, or opt out of, any class action settlements received.  Crow Point Partners will determine if it is in the best interest of the Funds to recover monies from a class action.  The Portfolio Manager/Analyst covering the company will determine the action to be taken when receiving class action notices.  In the event Crow Point Partners opts out of a class action settlement, Crow Point Partners will maintain documentation of any cost/benefit analysis to support its decision.

If “Class Action” documents are received by Crow Point Partners for a private client, i.e.  separate managed account, Crow Point Partners will gather any requisite information it has and forward to the client, to enable the client to file the “Class Action” at the client’s discretion.  The decision of whether to participate in the recovery or opt-out may be a legal one that Crow Point Partners is not qualified to make for the client.  Therefore, Crow Point Partners will not file “Class Actions” on behalf of any client.

APPENDIX E - PRIVACY STATEMENT

We recognize and appreciate the importance of respecting the privacy of our clients.  We are committed to safeguarding client information against unnecessary or unauthorized disclosure or access.  This Privacy Statement sets forth our current policies and practices with respect to non-public personal information of our clients and former clients.  Please be aware that we may change this policy periodically.  If we do, we will notify you.

We limit the collection, retention and use of individual client information to the minimum amount required to properly serve you and to meet regulatory requirements.  We may collect directly and from subscription documents, questionnaires or other forms non-public personal information about clients such as name, address, social security number, financial information and transactions with us and investment funds managed by us.

The law permits us to share and we will share your information described above with unaffiliated third parties that provide processing and support services on your behalf.  Otherwise, unless we have your consent, we will not share your personal information, except as provided by law.  For example, your information may be disclosed for audit purposes, to attorneys or other professionals, or to law enforcement or regulatory agencies.

We emphasize to our employees the confidential nature of client information and the high level of importance we place on maintaining confidentiality.  We restrict access to non-public personal information about you to those employees who need to know that information to provide products or services to you.  To the extent we outsource processing functions and support services to unaffiliated third parties, we limit the information available to them to information necessary or appropriate to offer such processing and support services.  We require that these third parties hold the information we provide in confidence subject to our security standards and only for approved purposes.

In addition to protecting your privacy, we are committed to keeping your non-public personal information secure.  To protect the non-public personal information of our clients, we maintain physical, electronic and procedural safeguards that comply with federal regulations.  Our service providers also maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your non-public personal information.

We strive to maintain complete and accurate information about you.  If you ever believe our records contain inaccurate or incomplete information, please let us know immediately.  We will correct any inaccuracies as quickly as possible.

This notice complies with a federal law and SEC regulations regarding privacy.  You may have additional rights under other applicable domestic or foreign laws.

APPENDIX F - SOFT DOLLAR PROCEDURES

A.  Soft Dollars Generally

Section 28(e) provides a safe harbor to investment advisers who use commission dollars of their clients to obtain research and brokerage services.  The safe harbor provides that a person who exercises investment discretion with respect to an account shall not be deemed to have acted unlawfully or to have breached a fiduciary duty under state or federal law solely by reason of having caused an account to pay more to a broker/dealer than the lowest available commission if that person determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the broker-dealer.  The standard for determining if brokerage and research services fall within the safe harbor is whether the product or service “provides lawful and appropriate assistance to the money manager in the performance of his/her investment decision-making responsibilities.” This determination pivots on whether the product or service aids the investment decision-making process instead of the general operation of the Firm.

In order to come within the safe harbor of Section 28(e) and other applicable regulatory requirements, several conditions must be met.  First, the services must be provided to a person who exercises investment discretion over the accounts paying the soft dollars.  Accordingly, brokerage transactions that are directed by an outside party (e.g., the client or plan fiduciary) would not come within the safe harbor.  Second, the services must be “brokerage and research” services which are defined by Section 28(e) to include any service which:

•

furnishes advice, either directly or indirectly or through publications or writings, as to the value of a security, the advisability of investing in, purchasing or selling a security, and the availability of the security or purchasers/sellers of the security;

•

furnishes analysis and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; or

•

effects securities transactions and performs functions incidental thereto (such as clearance, settlement, custody) or required in connection with the rules of the SEC or a self-regulatory organization.

-

B.  The Firm’s Three-Step Approach

The Firm follows a three-step process to determine whether a product or service should be classified as “research” under Section 28(e):

•

Define the Product or Service.  The Firm will define the product or service to be purchased with client brokerage.  In most instances, the product or service is clearly defined (e.g., an industry report).  However, many products and services consist of difference components that are related only to the ability of the product or service to assist the Firm in its decision-making process (e.g., a computer work station that runs research software).  For those multicomponent products or services, the Firm must narrowly construe the component parts that are necessary for the products or services to directly assist the Firm in the investment decision-making process.  For example, a computer workstation may be considered a closely related component of the product or service that constitutes the “research.” The electricity needed to run the computer, however, is not closely related and, if paid with client brokerage, would be outside of the Section 28(e) safe harbor.

•

Determine Usage.  The second step is for the Firm to determine that the primary use of the product or service, as defined in Step 1, will directly assist the Firm’s decision-making process.  For example, Bloomberg software used by a portfolio manager as opposed to Bloomberg software used by the Firm’s back-office personnel.

•

Mixed Use Analysis.  The third step occurs only after the Firm determines that the product or service is “research” by completing Step 1 and 2 above.  The Firm must then determine what portion of the research is used by the Firm to directly assist it in the investment decision-making process.  If less than 100 percent of a product is used for assistance in its investment decision-making process, the Firm will consider the product as a “mixed-use” product.  With mixed-use products, the Firm will use client brokerage to pay for only that portion of the product used by the Firm in the investment decision-making process and not in the administrative management of the Firm.

C.  Example of Permissible “Research”

•

Computer analysis of securities portfolios

•

Stock quotation services

•

Tuition or admission costs (but not travel expenses) for research seminars

•

Subscriptions to industry periodicals (does not include mass marketed periodicals) or academic journals involving economic, political, or other issues directly related to industry, research, or a specific security

•

Assistance in arranging company visits (but not travel expenses)

•

Translations or foreign economic and political material

•

Computerized historical financial databases and equipment to retrieve such data

•

Newswire services

•

Brokerage analysts earnings estimates

•

Links to current market data, such as Quotron machines

•

Publications concerning performance of various investment portfolios such as Lipper reports, and other performance reports

•

Charts or statistical analysis of individual portfolios securities versus other securities in the same industry, including stock history, volatility, and performance

•

Political analyses

•

Portfolio modeling

•

Economic analyses

The “plain English” standard that should ultimately be applied is whether the Firm should feel comfortable disclosing and explaining the decision as to whether something is “research” in a face-to-face meeting with a prospective investor.  In addition, the Firm must make a good faith determination that the value of the brokerage and research services obtained is reasonable in relation to the amount of the commissions paid.

E.  Limitations to Transactions on an Agency Basis

Except for certain “riskless principal” transactions in FINRA listed equity securities, Section 28(e) applies only to transactions that are paid for with “commissions”, i.e., transactions effected on an agency basis.  Therefore, Section 28(e) does not generally cover principal transactions (e.g., fixed-income trades executed on a “net” basis).

Given that the Section 28(e) safe harbor traditionally is seen as not covering principal transactions, any pattern of trades engaging in agency transactions in certain instruments that traditionally trade on a principal basis (e.g., fixed-income securities) to generate commissions covered by the safe harbor should be reviewed generally by the Chief Compliance Officer or the General Counsel.  Depending upon the research and brokerage services received, such transaction (often referred to as “interpositioning”) would be considered a breach of fiduciary duty if the Firm could have gone directly to a dealer and received a better execution with the intermediation of the broker.

F.  Directed Brokerage for Client Referrals

Subject to the Firm’s obligation to seek best execution with respect to all Client transactions, the Firm may direct brokerage transactions to certain broker-dealers in return for referrals of Fund investors or managed accounts clients.

G.  Approval

All proposed soft dollar arrangements, whether formal or informal, must be approved by the Chief Compliance Officer or the General Counsel.

H.  Documentation and Reviews

The Firm will periodically conduct a review of its soft dollar activities to determine its compliance with applicable regulations, these procedures, and disclosures made to clients and investors.  Such reviews may be performed in conjunction with the periodic review of brokerage activities/relationships.

APPENDIX G - ORDER AGGREGATION AND ALLOCATION PROCEDURES

Crow Point Partners, LLC (the “Firm”) will generally execute client (i.e., managed accounts and investment funds) transactions on an aggregated basis when the Firm believes that to do so will allow it to obtain best execution and to negotiate more favorable commission rates or other transaction costs that might have otherwise been paid had such orders been placed independently.  When aggregating orders and allocating investment opportunities, the Firm endeavors that all clients will be treated in a fair and equitable manner.  In carrying this out, the Firm should be cognizant of compliance risks associated with the “side by side” management of traditional advisory clients, pooled investment vehicles, and related persons’ accounts.  The following procedures apply to order aggregations and investment allocations of the Firm, unless noted otherwise in “desktop” procedures:

1.  Disclosure in Form ADV.  The Firm’s procedures for the aggregation of orders and allocation of investment opportunities shall be disclosed in the relevant Adviser’s Form ADV and, if applicable, the offering memoranda for the investment funds.  When necessary, disclosures will address known conflicts of interest in the Firm’s trading practices.

2.  Obtain Best Execution.  The Firm will not aggregate orders unless aggregation is consistent with our duty to obtain best execution and the terms of the investment guidelines and restrictions of each client for which trades are being aggregated.

3.  Fair Treatment.  The Firm endeavors that no client will be favored over any other client; each client that participates in an aggregated order will participate at the average price for all of the Firm’s transactions in that security with respect to each buy/sell program on a given business day, with transaction costs shared pro rata based on each client’s participation in the transaction.

It is the Firm’s policy that investment opportunities be allocated fairly and equitably among clients’ accounts.  The Firm’s general policy is make investment allocations pro rata across client accounts.  Notwithstanding the foregoing, because of the diversity of objectives, risk tolerances, fund or account investor-imposed limitations, tax situations, differences in the timing of capital contributions and withdrawals between various clients, and other factors considered relevant by the Firm, there may often be differences among the clients in the weighting and cost basis of particular positions and in the particular securities and other-instruments held.  The Firm, at times, utilizes order management systems for assistance in determining a client/account that should (not) participate in an aggregated trade or determining how to allocate an investment opportunity.

Examples of permissible reasons why pari passu allocations or average price may not occur in every situation may include, but are not limited to, the following:

(a) Differences in clients’ or investment fund investors’ tax situations;

(b) Differences in available capital

(c) Different risk parameters, investment guidelines or specific instructions from a particular client;

(d) Differences in investment programs’ emphasis on particular types of investments;

(e) Commission costs of allocating limited purchases or sales among several clients;

(f) The limited size of an available position;

(g) The varying ability to margin, and any applicable margin limitations, for particular clients;

(h) Liquidity requirements of a particular client;

(i) The domicile of a particular client, and the ability to participate in particular positions and securities based on such domicile; and

(j) Issuer based restrictions with respect to a particular client.

Instances in which client orders will not be aggregated include, but are not limited to, the following:

•

Clients directing the Firm to use certain broker/dealers, in which case such orders shall be separately effected;

•

Traders and/or Portfolio Managers determining that the aggregation is not appropriate because of market conditions; and

•

Portfolio Managers must effect the transactions at different prices, making aggregation unfeasible.

4.  No Additional Compensation.  The Firm will receive no additional compensation of any kind as a result of an aggregated order.

5.  Provide Individual Advice.  Individual investment advice and treatment will be accorded to each client.

APPENDIX H - TRADE ERROR PROCEDURES

The Securities and Exchange Commission has stated that:

“.  .  .  an investment manager has an obligation to place orders

correctly for its advised and non-advised accounts.   Accordingly,

if an investment manager makes an error while placing a trade for an account, then the investment manager, in order to comply with its obligation to its customer, must bear any costs of correcting such trade.”3

Accordingly, it is the policy of Crow Point Partners (the “Firm”) that the utmost care is to be taken in making and implementing investment decisions on behalf of client accounts.  To the extent that trade errors occur, they are to be corrected promptly and reported to the Chief Compliance Officer and the Head of Operations as set forth in the paragraph 6 below.  The Chief Compliance Officer and the Head of Operations will consult with the General Counsel and the Chief Operating Officer to the extent necessary or appropriate.

Errors may occur either in the investment decision-making process (e.g., a decision may be made to purchase a security or an amount of a security that violates the client's investment restrictions) or in the trading process (e.g., a buy order may be executed as a sell (or vice versa).  For purposes of this policy, errors in both investment decision-making and trading are referred to as trade errors.

Clerical mistakes that have an impact only on recordkeeping will not be treated as trade errors.  Clerical mistakes include, but are not limited to, transposition errors, incorrect name of broker and wrong settlement date.

Procedures for Correction of Errors

The following guidelines have been adopted for handling trade errors:

1.

Trade errors must be corrected as soon after discovery as reasonably practical, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question.  If a trade error remains uncorrected (and/or any loss to the client remains unreimbursed) for longer than 30 days for any reason (including lack of prompt detection of the error), interest at LIBOR on the amount of the loss will be payable to the account promptly, from the date the error was committed through the date of correction (which in the case accounts subject to ERISA shall be calculated at a rate equal to the applicable rate of return on the account, during the same period (which rate shall in no event be less than 0 percent).

2.

In the case of a potential trade error that is discovered after execution of the trade, but prior to the transmittal of settlement instructions to the Operations Department, the portfolio manager may avert the error by reallocating the trade to other clients, provided that the trade represents a legitimate investment decision for such clients.  Any such reallocation must be effected in accordance with the Firm's “Order Aggregation and Allocation Procedures,” but shall not be treated as a trade error under this policy.

3.

A trade error that is discovered after settlement instructions have been transmitted, but prior to settlement, may be corrected in the following ways:

a.  The portfolio manager/trader may seek cancellation of the trade by the broker if it is documented that the price at which the trade was originally placed is not outside the spread quoted for the security at the time of cancellation.

b.  Alternatively, the portfolio manager/trader may correct the error by reallocating the trade to other clients, provided that the trade represents a legitimate investment decision for such clients.  Any such error shall be reported as a trade error in       accordance with Paragraph 6 of this policy, notwithstanding cancellation or reallocation of the trade.  A copy of this trade ticket will be retained in the trade error file.

c.  Any trade ticket that is altered for the purpose of correcting a non-clerical trade error by changing the trade date or time, the amount purchased or sold, the name of the security or the client account must be signed by the Head of Operations at the end of the trading day.  All modifications or cancellations to an order after a trade ticket has been prepared must be noted on the ticket (or an attachment), together with the reason therefore.

4.  A trade error that is discovered after settlement may be corrected in the following ways:

a.  Generally, the transaction or transactions necessary to correct the error should be effected in the market.  Any losses suffered by the client as a result of a trade error caused by the Firm are to be reimbursed by the Firm.  Any gains realized by an account as a result of a trade error caused by the Firm are to remain in the client's account.   Netting of gains and losses between clients or in the case of multiple trade errors resulting from more than one investment decision for the same client is not            permissible.  Netting of gains and losses is permitted only in the circumstance in which  more than one transaction must be effected to correct one or more trade errors made as a result of a single investment decision.  The Chief Compliance Officer or the General    Counsel must approve any netting of gains and losses.

b.  Alternatively, the transaction or transactions may be effected with another account (either a proprietary account or another client account) if the following conditions are met: (i) the trade would represent a legitimate investment decision fort that account, (ii) the trade can be done without loss to the transferee account, (iii) the trade is permissible under the Firm's “Policy and Procedures on Inter-Account Trading”, and (iv) the trade is approved by the Chief Compliance Officer.

 Not all post-settlement adjustments involve purchases and sales that would be subject to regulatory restrictions.  An adjustment might be made, for example, to correct a clearly documented clerical error.  If there is any question as to whether a post-   settlement adjustment may be effected, the Chief Compliance Officer or General Counsel should be consulted.

5.  Trade errors involving a material breach of a client's investment policies or restrictions, or restrictions on investment and trading imposed by the law governing the account (including regulations promulgated under such law and, in the case of ERISA client, their plan documents) should be reported to the client.  The disclosure required under this paragraph may be included as part of the next routine periodic report sent to the client, unless the client, the Chief Compliance Officer or the General Counsel specifically directs otherwise.  Trade errors other than those involving investment policies or restrictions may be reportable to the client, on a case-by-case basis, at the discretion of the Chief Compliance Officer or the General Counsel.

6.  The Head of Operations must be informed of all trade errors without regard to the dollar amount (including errors discovered and corrected pursuant to Paragraph 4 above, and errors that may be rectified pre-settlement through a reallocation pursuant to Paragraph 3 above), and will maintain a record of all trade errors and the action taken to correct them.  Such record should include the name of the client, the   name of the person responsible for the error, the amount involved, the name of the security involved, the action taken to correct the error and such other information as may be appropriate under the circumstances.  Such record will be forwarded on to the Chief Operating Officer.   Said record will be sent immediately in the case of a trade error that breaks client guidelines and/or where the correction results in a loss/gain to the client account.

-

Relationships With Brokers

The SEC has taken the position that it is inappropriate to compensate brokers with soft dollars (i.e., directed brokerage business) for absorbing trade errors.  To the extent that a broker-dealer absorbs losses due to an error caused by the investment manager, in the SEC's view, the broker-dealer is providing a benefit to the investment manager, and not to the client for whose account the error was made or to any other clients.  Under the Advisers Act (which covers relationships with all clients), the receipt by the adviser of such a benefit not protected by Section 28(e) could be deemed a violation of the antifraud provisions of Section 206, as well as the adviser's fiduciary duty.  The Department of Labor has also taken the position that the receipt by an investment manager of such consideration from a party (i.e., the broker) dealing with an employee benefit plan client is a violation of Section 406(b)(3) of ERISA.4

Even without the quid pro quo of soft dollars, the SEC has stated, the absorption of trade error losses by a broker-dealer is not appropriate, in that it relieves the adviser of the responsibility it would otherwise have to bear the cost of the error.  Accordingly, it is the policy of the Firm that trade errors are not to be resolved through soft dollar or other reciprocal arrangement with broker-dealers.

In addition to errors caused by the Firm, brokers may make errors in committing to fulfill orders placed by the Firm on behalf of client accounts.  It is permissible to grant a broker's request to cancel or modify a trade under the following circumstances:

1.  The portfolio manager/trader must believe that the broker acted in good faith and made an honest mistake.  The initials of the portfolio manager/trader on any trade ticket  evidencing cancellation or modification of the trade will be evidence of this belief.  Any such cancellation or modification must be effected no later than the close of business on the next business day after the trade date.

2.  There must be no actual loss or expense charged to the client.  If the broker is unable to deliver the security at the quoted price, the trade may be cancelled if there has been no adverse market movement that deprived the client of other investment opportunities in the security.  If the Firm forewent other investment opportunities in the same security, and if the market has moved adversely since the order was placed that the broker is seeking to reverse, the portfolio manager/trader should request the broker to effect the trade at the next best price that could have been obtained for the client by the Firm (as evidenced by records of other contemporaneous bids or offers, as applicable) at the time the initial order was placed.

3.  There must be no reciprocal arrangement with the broker with respect to the trade in question or other trades.

4.   Adequate records of the trade and its cancellation or modification, indicating "broker error" as the reason for such cancellation or modification, must be made by the portfolio manager/trader and kept by the Chief Compliance Officer (or his or her delegate in writing) to permit review of the decisions taken and the reason therefor.

5.   In the case of a dispute between the portfolio manager/trader and the broker, in which the portfolio manager/trader believes in good faith that he or she was not responsible for the error and which can be adequately documented to demonstrate that a dispute in fact exists, the portfolio manager/trader may acquiesce in the broker's absorbing part or all of the error.  Any disputed error that is resolved in this manner shall be documented in a memorandum from the portfolio manager/trader to the business unit head.

Questions concerning this policy should be addressed to the Chief Compliance Officer.

APPENDIX I - BOOKS AND RECORDS CHARTS

	Required Documents	Period of Retention	Legal Basis	Location	Responsible Person(s)
A.	Corporate and Financial Records of the Firm
	1. Formation documents (including the Firm’s partnership articles, articles of incorporation or charters, or certificates of formation, and any amendments thereto)	3 years after termination of the enterprise	Rule 204-2(e)(2)	Legal	James Craver
	2. Minute books	3 years after termination of the enterprise	Rule 204-2(e)(2)	Legal	James Craver
	3. Stock certificate books	3 years after termination of the enterprise	Rule 204-2(e)(2)	Legal	James Craver
	4. Journals, including cash receipts and disbursements, records, and any other records of original entry forming the basis of entries in any ledger	5 years	Rule 204-2(e)(1)	CFO	Peter DeCaprio
	5. General and auxiliary ledgers reflecting assets, liabilities, reserve, capital, income and expense accounts	5 years	Rule 204-2(e)(2)	Accounting	Peter DeCaprio Nick Tootle
	6. Check books, bank statements, canceled checks, and cash reconciliations of the Firm	5 years	Rule 204-2(e)(4)	Accounting	Peter DeCaprio
	7. Bills and statements (or copies thereof), paid or unpaid, relating to the business of the Firm	5 years	Rule 204-2(e)(2)	Accounting	Peter DeCaprio
	8. Trial balances, financial statements, and internal audit working papers relating to the Firm	5 years	Rule 204-2(e)(2)	Accounting	Nick Tootle
	9. All business contracts related to the operation of the Firm, including for example (a) employment contract; (b) property leases; and (c) contracts with pricing services and other service providers	5 years	Rule 204-2(e)(2)	Legal	James Craver
B.	Regulatory Filings
	1. Form ADV, including all amendments	5 years	Rules 204-1(c) and 204-2(a)(14) for Part II of Form ADV	Legal	James Craver
	2. Schedule or chart of all affiliated entities	Permanently on a current basis	Form ADV Disclosure; Internal Controls	Corporate Accounting or Legal	Peter DeCaprio or James Craver

3.

List of all prior, present, or potential litigation in which the Firm or its officers, directors, or employees that may have a material effect on the Firm or otherwise trigger disclosure obligations

		Permanently	Form ADV Disclosures; Internal Controls	Legal	James Craver
	4. Documents evidencing registration status of the Firm with the SEC	Permanently	Internal Controls	Legal	James Craver
	5. Reports required to be filed under the Securities Act of 1933, including, if applicable, Form D for private placements sponsored by the Firm	Permanently	Internal Controls	Legal	James Craver
	6. reports required to be filed under the Securities Exchange Act of 1934, including, if applicable: • Schedules 13D, 13F and 13G; • Forms 13F; or • Forms 3, 4, and 5 pursuant to Section 16	5 years	Internal Controls	Legal Operations (Form 13Fs)	James Craver Shane Wells
	1. Copies of all notice filings sent to states where the Firm has a place of business	Permanently	Internal Controls	Legal	James Craver
	2. List of all of the Firm’s “investment adviser representatives,” if any, and the states in which these persons have a “place of business,” as defined in Rule 203A-3(b)	Permanently	Internal Controls	Legal	James Craver
	3. Copies of all state filings made on behalf of investment advisory representative, if any, as well as copies of all state licenses obtained by investment advisor representatives, if any	Permanently	Internal Controls	Legal	James Craver
	4. Copies of any filings required to be made with any offshore regulatory authorities	Permanently	Internal Controls	Legal	James Craver
	5. The Firm’s organizational chart, personnel directory, and a description of functions and duties of each department and employee	Permanently on a current basis	Form ADV Disclosures; Internal Controls	Operations	Shane Wells Peter DeCaprio
C.	Marketing Records

1.

Copies of all notices, circulars, advertisements, newspaper articles, investment letters, bulletins, or other communications that the Firm circulates or distributes, directly or indirectly, to 10 or more persons (other than persons connected with the Firm)

		5 years	Rule 204-2(a)(11)	Marketing	Peter DeCaprio

2.

Separate memoranda indicating the reasons for a recommendation if a notice, circular, advertisement, newspaper article, investment letter bulletin or other communication recommends the purchase or sale of a specific security but does not state the reasons for such recommendation

		5 years	Rule 204-2(a)(11)	Marketing	Peter DeCaprio

3.

Performance Information

•

All accounts, books, internal working papers, and any other records or documents that are necessary to form the basis for or demonstrate the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter bulletin or other communication that the Firm circulates or distributes to 10 or more persons (other than persons connection with the Firm).

•

With respect to the performance of the Clients, the Firm may limit its retention to (1) all account statements, as long as they reflect all debits, credits, and other transactions in a Client’s account for the period of the statement, and (2) all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts.   The Firm also should consider retaining any custodial or brokerage statements that confirm the accuracy of both account statements and other internally generated documents, as well as any reports prepared by an independent auditor that verify performance.

		5 years	Rule 204-2(a)(16)	Operations (Separate Accounts) Accounting (Investment Funds)	Shane Wells Peter DeCaprio Shane Wells
	1. Solicitation Records (to be retained if the Firm pays cash to any employee, principal or third party in return for investor referrals):			See below	See below
	• agreements with solicitors establishing the solicitation arrangement	5 years	Rule 204-2(a)(10)	Legal	James Craver
	• Copies of separate written disclosure statements prepared by third-party solicitors and delivered to investors	5 years	Rule 204-2(a)(15)	Legal	James Craver

•

Copies of each sign and dated investor acknowledgement of receipt of the Firm’s written disclosure statement (i.e., the Firm’s Brochure) and the solicitor’s written disclosure statement if referred by a third-party solicitor

		5 years	Rule 204-2(a)(15)	Accounting	Peter DeCaprio
	• Copies of any due-diligence questionnaires completed by third-party solicitors relating to past conduct that might disqualify the person from acting as a solicitor	5 years	Rule 206(4)-3(a)(1)(ii) generally	Legal	James Craver
	• List of investors obtained through a solicitor, with a cross reference identifying the solicitor	5 years	Internal Controls	Accounting	Peter DeCaprio
	• Any due diligence records relating to the Firm’s efforts to ascertain whether third-party solicitors have complied with the written solicitation agreements	5 years	Rule 206(4)-3(a)(2)(iii)(C) generally	Legal	James Craver
D.	Investor Relationship Records
	1. Investment advisory agreements	5 years	Rule 204-2(a)(10)	Legal	James Craver
	2. Fee schedules (if not included in the investment advisory agreements)	5 years	Rule 204-2(a)(10)	Administration	Peter DeCaprio
	3. Client investment objectives (if not included in the investment advisory agreements)	5 years	Rule 204-2(a)(10)	Administration	Peter DeCaprio
	4. Each version of any offering memoranda used for any of the Clients	5 years	Internal Controls; Rule204-2(a)(10)	Client Services	Peter DeCaprio
	5. All fund subscription agreements with investors	5 years	Rule 204-2(a)(10)	Client Services	Peter DeCaprio
	6. List or other record of all accounts in which the Firm is vested any discretionary power with respect to the Clients, securities, or transactions of any Client	5 years	Rule 204-2(a)(8)	Administration	Peter DeCaprio
	7. Powers of Attorney and other evidences of the granting of any discretionary authority to the Firm	5 years	Rule 204-2(a)(9)	Legal	James Craver
	8. Any other written agreements with investors, including any side letters	5 years	Rule 204-2(a)(10)	Legal	James Craver

9.

Written Communications

•

Originals of all written communications received and sent by the Firm – whether in hardcopy or electronic version (including e-mails) – relating to (i) any recommendation made or proposed to be made and any advice given or proposed to be given, (ii) any receipt, disbursement or delivery of Clients or securities, or (iii) the placing or execution of any order to purchase or sell any security

•

These documents include, among other (i) account statements sent to investors; (ii) trade confirmations; (iii) fee statements; (iv) notices to custodians; (v) principal and agency transaction

		5 years	Rule 204-2(a)(7)	Client Services Marketing Client Services	Peter DeCaprio
	1. Investor complaint file (including any investor complaints and responses thereto)	5 years	Rule 204-2(a)(7)	Legal	James Craver

2.

A copy of each Part II of Form ADV (or Brochure), and each amendment or revision to the document, given or sent to any investor or prospective investor of the Firm in accordance with Rule 204-3, along with a record of the date that each Part II of Form ADV, and each amendment and revision thereof, was given to any investor or prospective investor who subsequently became an investor

		5 years	Rule 204-2(a)(14)	Legal	James Craver
3. Custody record
	• Journals or other records showing all purchases, sales, receipts and deliveries of securities (including certificate numbers) for Client accounts and all other debits and credits to such accounts	5 years	Rule 204-2(b)(1)	Administration	Shane Wells
	• Separate ledger accounts for each Client showing all purchases, sales, receipts and deliveries of securities, the date and price of each purchase and sale, and all debits and credits	5 years	Rule 204-2(b)(2)	Administration (Separate Accounts) Accounting (Investment Funds)	Shane Wells

•

Records for each security in which any Client has a position, which must show the name of the Client having any interest in such security, the amount or interest of such Client, and the location of each such security.

		5 years	Rule 204-2(b)(4)	Administration (Separate Accounts) Accounting (Investment Funds)	Shane Wells
	• List of all qualified custodians used for each Client’s assets	Current	Best practice (but see Rule 204-2(b))	Operations	Shane Wells
1. Proxy voting records

•

Copies of written policies and procedures reasonably designed to ensure that the Firm votes Client securities in the best interest of the clients

•

Copies of each proxy statement that the Firm receives regarding Client securities[5]

•

A record of each vote cast by the Firm on behalf of a Client[6]

•

Copies of any document created by the Firm that was material to making a decision on how to vote proxies on behalf of a Client or that memorializes the basis for the decision

•

Copies of each written investor request for information on how the Firm voted proxies on behalf of the investor’s Client, and a copy of any written response by the Firm to any (written or oral) investor request for information on how the Firm voted proxies on behalf of the investor’s Client

		5 years	Rule 204-2(c)(2)	Legal Legal Legal Legal Legal	James Craver James Craver James Craver James Craver James Craver
E.	Client Portfolio Management Records

1.

Trade orders

•

Memoranda of (1) each trade order given by the Firm for the purchase and sale of any security; (2) any instruction received by the Firm concerning the purchase, sale, receipt, or delivery of a particular security; and (3) any modification or cancellation of any such order instruction

•

Each memorandum must (1) show the terms and conditions of the order, instruction, modification, or cancellation; (2) identify the person connection with the firm who recommended the transaction to the Client and the person who placed such order; (3) show the Client account for which the transaction was entered, the date of entry, and the bank, broker or dealer by or through whom the transaction was executed where appropriate; and (4) designate whether any such orders were entered pursuant discretionary authority

•

Any other written communications-  whether in hardcopy or electronic version (including e-mails) – relating to trade orders, to the extent not covered in Section D.9 of this chart

		5 years	Rule 204-2(a)(3) Rule 204-2(a)(7)	Investment Teams Investment Teams Investment Teams	Head of each applicable investment team Head of each applicable investment team Head of each applicable investment team

1.

Research reports and other materials received from any source (including the Firm) if used in the process of making recommendations (excluding unsolicited market letters and other similar communications of the general public distribution not prepared by or for the Firm)

		5 years	Rule 203-2(a)(7)	Portfolio Managers	Various

2.

For “best execution,” documents sufficient to demonstrate the periodic and systematic evaluation of the quality and cost of services received from broker-dealers who execute the Firm’s trades, such as minutes of any best execution committees, information received and evaluation, conclusions reached and decisions made, and determinations that practices are consistent with disclosures in the Firm’s Form ADV

		5 years	Internal Controls	Legal	Peter DeCaprio
	3. Records relating to soft dollar arrangements • Copies of written agreements with broker-dealers relating to soft dollar arrangements	5 years	Rule 204-2(a)(10)	Legal	James Craver
	• Records of the basis for allocations of mixed-use products and services between hard and soft-dollar components	5 years	Advisers Act Release No. 23170 (April 23, 1986)	Accounting	James Craver Peter DeCaprio
	• List of all products and services received from broker-dealers	5 years	Internal Controls	Accounting	Peter DeCaprio

1.

“Allocation Statements” for each aggregated order, particularly when the Firm or any of the Firm’s principals or employees participates in the aggregated order (and a written statement explaining any deviations therefrom.)  The allocation statement should specify the clients participating in the aggregated order and indicate how the Firm intends to allocate securities among the Clients.   Once completed, the allocation statement should be attached to the corresponding trade ticket.

		5 years	Internal Controls; SMC Capital Inc., SEC no-action letter (Sept. 5, 1995)	Administration	Shane Wells
	2. Records obtained or generated that support the value assigned to any security held by a Client, particularly for illiquid securities that are not reported or quoted on an exchange.	5 years	Internal Controls	Administration	Shane Wells

3.

Because each Client receives “investment supervisory or management services”:

•

A record for each Client showing the securities purchased and sold, and the date, amount and price of each such purchase and sale

•

A record for each security in which a Client has a current position setting forth the name of each Client and the current amount or interest of such client

		5 years Current	Rule 204-2(c)(1)	Administration	Shane Wells
F.	Supervision and Compliance Oversight Records
	1. A copy of the Firm’s code of ethics	Each version maintained for 5 years	Rule 204-2(a)(12)	Legal	James Craver
	2. A record of every violation of the code of ethics and any action taken as a result of the violation	5 years	Rule 204-2(a)(12)	Legal	James Craver
	3. A record of all written acknowledgements of each Employee’s receipt of the code of ethics and any amendment thereto	5 years	Rule 204-2(a)(12)	Legal	James Craver

4.

A record of each “access person’s” initial and annual securities holdings.

•

Each record must contain (i) the title and type of security, and as applicable the exchange ticker symbol of CUSIP number, number of shares, and principal amount of each reportable security in which an access person has any direct or indirect beneficial ownership; (ii) the name of the broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and (iii) the date of the access person submits the report.

		5 years	Rule 204-2(a)(12)	Legal	James Craver

1.

A quarterly securities transaction report from each “access person” disclosing each transaction in a reportable security.

•

Reports must contain (i) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved; (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the security at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through which the transaction was effected; and (v) the date the access persons submitted the report.

		5 years	Rule 204-2(a)(12)	Legal	James Craver
	1. A record of the names of persons who are currently, or within the past five years were, “access persons” of the Firm.	5 years	Rule 204-2(a)(12)	Legal	James Craver
	2. A record of any decision, and the reasons supporting the decision, to approve the acquisition of IPOs or private placement by “access persons”	5 years	Rule 204-2(a)(12)	Legal	James Craver

3.

Copies of the Firm’s insider trading policies and procedures reasonably designed to prevent the misuse of material nonpublic information by the Firm or any person associated with the Firm in violation of the Advisers Act or Exchange Act, or the rules or regulations thereunder

		Permanently	Section 204A; Internal Controls	Legal	James Craver

4.

Copies of the Firm’s Manual, which contains the Firm’s compliance policies and procedures reasonably designed to prevent violations by the Firm and its supervised persons of the Advisers Act and the rules thereunder

		Each version maintained for 5 years	Rule 204-2(17)(i)	Legal	James Craver
	5. Any records documenting the Firm’s annual review of its compliance policies and procedures	5 years	Rule 204-2(17)(ii)	Legal	James Craver
	6. Annual compliance certifications by employees attesting to the fact that they have read and are in compliance with the Firm’s policies and procedures contained in the Manual	5 years	Internal Controls	Legal	James Craver
	7. Employment Records (including the dates of employment, the addresses, social security number and disciplinary history for each employee, officer and director)	Permanently, on a current basis	Internal Controls; Form ADV disclosures; Section 203(d) prohibition on hiring persons subject to statutory disqualifications	Human Resources	Peter DeCaprio
	8. Copies of all correspondence with the SEC, including no-action letters, exemptive orders or past deficiency letters	Permanently	Internal Controls	Legal	James Craver
	9. Copies of all state correspondence	Permanently	Internal Controls	Legal	James Craver
	10. Copies of all correspondence with self regulatory organizations	Permanently	Internal Controls	Legal	James Craver
	11. Copies of all correspondence with any offshore regulatory authority	Permanently	Internal Controls	Legal	James Craver

APPENDIX J - ELECTRONIC COMMUNICATIONS AND INTERNET USE POLICY

January 2008, as revised October 2009

Background

The Firm has adopted this Electronic Communications and Internet Use Policy (the “EPolicy”) to comply with federal and state securities laws, including Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The E-Policy was designed to ensure that the Firm implements reasonable procedures to monitor Employees’ use of the Internet and electronic communications, including e-mail.

All software, files, e-mail messages, and voice mail messages on the Firm’s computers, network, and communications systems are the property of the Firm.  These resources are made available by the Firm to facilitate your ability to do your job efficiently and productively.  To that end, the Firm’s members, officers, directors and employees (the “Employees”) are to use computers, software, phone systems and Internet access for the benefit of the Firm and its clients.  In addition, all the Firm-related software, files, e-mail messages (including e-mail correspondence to and from clients) on personal computers, PDAs and similar sources must be maintained in accordance with the Advisers Act and this E-Policy.

The rapid expansion and use of the Internet and various means of electronic communication presents new challenges for investment advisers regarding the retention of documents that are required to be maintained under the Advisers Act.  In addition, the U.S.  Securities and Exchange Commission (the “SEC”) and other regulatory agencies have concerns surrounding the implementation of appropriate physical, electronic and procedural safeguards to protect the privacy of client and/or investor information.  Also, the increased use of the Internet and e-mail exposes an adviser’s systems to infiltration by computer viruses, which are becoming increasingly sophisticated and dangerous, and which, by their nature, attack randomly.

Policy

This E-Policy applies to all electronic communications, including e-mail.  Employees are reminded that the Firm requires Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, their employer, and their fellow Employees.  An Employee’s use of the Firm’s e-mail, computer, Internet and PDA is held to the same standard as all other business communications, including compliance with our anti-discrimination and anti-harassment policies.  The Firm expects its Employees to use good judgment in their use of these systems.

As noted above, electronic communications systems, particularly the Internet and internal and external e-mail, are resources of growing importance for both regulators and our Clients.  Given the vast accessibility of these technologies, it is quite easy to overlook the significant risks associated with their use.  Thus, all Employees must take great care in using the Internet and in communicating with business associates just as one would when using print or any other media.  The Internet is a public forum as opposed to a private or secure network.  One should always assume that nothing written in an e-mail communication is private.

The Firm’s e-mail/Internet system is intended to be used for business purposes only, subject to the limited exception described below under “B.  Electronic Mail”.  The Firm encourages the use of e-mail and the Internet because they make communications more efficient and effective.  However, e-mail and Internet service are the property of the Firm, and their purpose is to facilitate the Firm’s business.  Every staff member has a responsibility to maintain and enhance the Firm’s public image and to use e-mail and access to the Internet in a productive manner.  To ensure that all employees are responsible, the following guidelines have been established for using e-mail and the Internet.  Any use of e-mail or the Internet in violation of these guidelines is not acceptable and may be cause for corrective action, including termination.

Procedures

A.  Correspondence.  Any written electronic communications sent by an Employee to clients, customers, service providers, another Employee, or any other party, including e-  mail and fax should be treated in the same manner and with the same care as letters or   other official communications on Firm’s letterhead.  In addition, such communications   may be subject to the recordkeeping requirements under the Advisers Act, which   generally mandates that such documentation be maintained by an adviser for a period   of five years from the end of the fiscal year in which the communication was created –   the first two years in the office of the adviser.  Investor or client complaints that are   received by an Employee via e-mail must immediately be forwarded to the Chief   Compliance Officer or General Counsel.

B.  Electronic Mail.  Employees must take great care in preparing and sending both

internal and external e-mails.  Certain e-mails that are sent to more than one person   (including clients, prospective clients, etc.) may be considered by the SEC to be   advertisements that are subject to the marketing and advertising rules under the   Advisers Act.  Thus, the same care should be taken in creating an e-mail as that which is   taken when creating a new marketing or promotional piece.

In order to comply with the requirement that all Employee e-mails be maintained in

accordance with the recordkeeping rules under the Advisers Act, the Firm will archive   and retain all of the e-mails that are sent and received by all Employees.

Employees are generally prohibited from using public e-mail services from their Firm

computer (desktop or laptop) for business use.  Employees are permitted to make   reasonable personal use of their Firm e-mail account to send or receive personal e-  mails.

However, such use should not interfere with the Firm’s business activities or involve a

meaningful amount of Employee’s time or the Firm’s resources.  As always, all e-mail,   whether business or personal, must be appropriate in both tone and content.    Employees acknowledge that the Firm and its authorized agents have the right to access   and obtain all e-mails, including personal e-mails that Employees send or receive   through the Firm’s computers.  Employees acknowledge that all of their e-mails may be   subject to, at any time and without notice to Employee, monitoring and review by the   Firm and/or its authorized agents as permitted or required by law.  Employees expressly   consent to such monitoring and review by the Firm and/or its authorized agents of all   emails.

C.  PDAs.  Employees utilizing PDAs (Blackberry, etc.) for business use are prohibited

from sending messages directly to the PIN number(s) of other PDA users.  Conversely,   Employees are prohibited from furnishing PIN number(s) to other PDA users with the   expectation of receiving messages that are sent directly to the Employee’s PIN number.    When sending/receiving messages in the manner described above, the messages do not   get copied to the Firm’s email server, and thus certain messages may not be maintained   in accordance with the Firm’s EPolicy.

D.  Privileged Emails.  When corresponding via e-mail with its legal counsel, the Firm will   consider that such e-mails may be subject to SEC review.  As such, the Firm will consider   the maintenance of a “Vaughn index” to log e-mails in which it will seek the attorney-  client privilege.7 E-mails in which the Firm seeks to exert the attorney-client privilege   may be marked by including the phrase, “Privileged and Confidential” in the subject line   of the e-mail.  Notwithstanding the foregoing, legal privilege is not applicable on a   wholesale basis or simply because the Firm wants it to be.  Including the words   “Privileged and Confidential” does not automatically confer privileged status.  Recent   legal decisions have tended to confine the ambit of privilege considerably more   narrowly than was previously generally understood.

E.  Instant Messaging and Chat Rooms.  Instant messaging is an increasingly popular

form   of electronic communication that allows one user to communicate with another   one in   real time.  A “chat room” differs from instant messaging as several users have   the ability to communicate with one another in real time.  Employees are prohibited   from using an   instant message platform that has not been approved by the Firm.  In   addition, Employees are strictly prohibited from utilizing instant messaging for business   purposes without the written consent of the Chief Compliance Officer or the General   Counsel.  As a matter of practice, the Firm’s Director of IT has instituted controls to   block instant messaging sites.

F.  Prohibited Communications.  The Firm’s e-mail and Internet access may not be used

for transmitting, retrieving or storing any communications of a discriminatory or   harassing nature, or materials that are obscene or sexually explicit.  Harassment of any   kind is prohibited.  No messages with derogatory or inflammatory remarks about an   individual’s race, age, disability, religion, national origin, physical attributes or sexual   preference, or any messages containing abusive, profane or offensive language shall be   transmitted, retrieved or stored through the Firm’s e-mail or Internet system.  Electronic     media may also not be used for any other purpose which is illegal or against the Firm’s   policies or contrary to the Firm’s best interest.  The Firm generally prohibits Employees   from using its electronic facilities to do any of the following:

•

Download or transmit harassing, discriminatory, pornographic, obscene, violent, defamatory, offensive, derogatory or otherwise unlawful, inappropriate or unprofessional images or materials;

•

Transmit externally any documents marked “For Internal Distribution Only” or forward any e-mail automatically to an outside e-mail account;

•

“Hack” or attempt to gain unauthorized access to computers or databases, tamper or interfere with electronic security mechanisms, misrepresent a user’s identity (e.g., spoofing”) or disseminate intentionally any viruses or other destructive programs;

•

Transmit chain letters, unapproved mass solicitations or any other form of unsolicited e-mail/SPAM for non-Firm approved purposes;

•

Solicitation of non-company business or any use of the Firm’s e-mail or Internet for personal gain; or

•

To prevent computer viruses from being transmitted through the Firm’s e-mail/Internet system, there will be no downloading, installing, or executing of any unauthorized software.  All software downloaded must be pre-approved and properly registered to the Firm.  Employees should contact the Director of IT if they have any questions.

G.

Electronic Delivery of Regulatory Documents.  The expansion of the Internet and

electronic communications now allows advisers to deliver investment adviser regulatory   documents electronically.  The delivery of such communications, including, among other   things, an adviser’s Form ADV and privacy policy, must be made in accordance with the   three elements of Notice, Access, and Evidence of Delivery as discussed more fully   below.

Notice - Information provided electronically (i.e., on the Firm’s website or in an e-mail

sent by an Employee to a client) provides notice to the Firm’s clients that they have   received something important.

Access - Those who are provided with electronic documents should have access

comparable to that of a paper document.  The use of a particular medium (i.e., Internet   website or e-mail) should not be so burdensome that intended recipients cannot   effectively access the information provided.  Persons to whom information is sent   electronically must have an opportunity to retain the information through the selected   medium (i.e., recipient should be able to either download or print information delivered electronically such that they can maintain a permanent record).

Evidence of Delivery - When providing documents electronically, one must have

reasonable assurance that such documents have been actually delivered.  In order to   evidence satisfaction of delivery obligations advisers may: 1) obtain the client or   investor’s informed consent, 2) obtain evidence the client or investor has actually   received the document (i.e., return receipt), or 3) deliver the information via fax.

In order to satisfy the requirements with respect to the electronic delivery of regulatory

documents, the Companies may: 1) include a provision in the client or investor’s   contract (or ensure that it is in the client's custodial agreement) where the client could   sign-off on their approval to receive documents (e.g., custodian statements) in   electronic format and 2) send such documents with “return-receipt” and “read”   function so that you know he/she has received and opened the email.  Employees   should   refer to SEC Interpretive Release IA-1562 which discusses this issue in more   detail - http://www.sec.gov/rules/concept/33-7288.txt.

H.  Security.  The Internet is not a secure environment.  Files and e-mail can be

intercepted and read by technically savvy Internet users, including the Firm’s   competitors.  All Employees should attempt to limit the amount of confidential,   classified, or proprietary information that is transmitted electronically to only that which   is absolutely necessary and required to conduct one’s job.

I.  Reporting Problems.  If sensitive Firm information is lost, disclosed to unauthorized

parties or suspected of being lost or disclosed, Employees shall immediately notify the   General Counsel.  In addition, the General Counsel should be notified if any   unauthorized use of the Firm’s information systems has taken place, or is suspected of   taking place.    Similarly, when passwords or other system access control mechanisms   are lost, stolen, or disclosed, or suspected of being lost, stolen, or disclosed, the   General Counsel should be notified immediately.  All unusual system behavior, such as   missing files, frequent systems crashes, misrouted messages and the like should be   reported immediately to the Director of IT as one of these issues may indicate a   computer virus infection or similar Security problem.

J.  Monitoring and Surveillance Program.  In order to ensure compliance with this E-

Policy, the Firm reserves the right, subject to applicable law, to monitor (which includes,   without limitation, the right to access, disclose, record or review) for any purpose, all   communications delivered via the Firm’s electronic communications resources and all   communications, information or materials created or stored on the Firm’s network   computer systems or on an Employee’s personal computer.  Thus, Employees should be   mindful that their e-mails may be reviewed on a random basis by the Firm or its   authorized agents.  At any time, the Firm may require an Employee to provide it with   any of their electronic access codes or passwords.  The Firm will also conduct periodic   tests to determine their electronic retention capabilities.  The Firm intends to keep   documentary evidence of such testing.

The Firm may monitor the electronic communications of Employees for any purposes,

including without limitation: regulatory requirements, investigating possible Employee   theft or espionage, monitoring work flow, retrieving missing business data in an   Employee’s absence, reviewing and evaluating Employee performance, ensuring that   the Firm’s systems are used for legitimate purposes and not for the transmittal of   discriminatory or offensive messages, finding illegal software installed on an Employee’s   computer, ensuring that Employees are either not using the Firm’s equipment and   resources for personal purposes, or complying with any state, federal or international   laws or legal process, including without limitation, responding to subpoenas, court   orders   for surveillance or similar requests.

K.  Bloomberg.  The Firm intends to be able to capture required electronic communications through Global Relay, its outside archiving provider.

Employee Consent and Non-Compliance with the E-Policy

Your consent and compliance with this E-Policy is a term and condition of your employment.  Failure to abide by this E-Policy or to consent to any interception, monitoring, copying, reviewing or downloading of any communications or files is grounds for discipline, up to and including suspension or dismissal, at the discretion of management.  In any situation where you are unsure about the application of this EPolicy, please discuss the situation confidentially with the General Counsel.

Confidentiality

All reports and any other information filed with the Firm pursuant to this E-Policy shall be treated as confidential, except that the same may be disclosed to the Firm’s management, any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

Responsibilities

The General Counsel and designees are responsible for overseeing and implementing this policy.  Employees should contact the General Counsel and/or the Director of IT if they have any questions.

COMMUNICATIONS

Employees are responsible for the content of all text, audio or image that they place or send over the Firm’s e-mail/Internet system.  All external communications sent by employees via the Firm’s e-mail/Internet system must not disclose any confidential or proprietary information about the Firm.  Any messages or information sent by an employee to another individual outside of the Firm’s office via an electronic network (e.g., bulletin board, on-line service or Internet) reflect on the image of the Firm.  While some users include personal “disclaimers” in electronic messages, the messages may still be tied to the Firm.  In that regard, no e-mail or other electronic communications may be sent which hides the identity of the sender or represents the sender as someone else or someone from another company.  All messages communicated on the Firm’s email/Internet system must contain the Employee’s full name and title (if applicable).

COPYRIGHT ISSUES

Employees using the Firm’s e-mail/Internet system may not transmit copyrighted materials belonging to any outside entities.  All employees obtaining access to another company’s or individual’s materials must respect all copyrights and may not copy, retrieve, modify or forward copyrighted materials, except with permission of the owner, with the exception of a single copy being accessed for reference only.  Failure to observe copyright or license agreements may cause the Firm to incur liability.  Employees should contact the General Counsel if they have any questions.

APPENDIX K - SAFEGUARD  PROCEDURES FOR RECORDS AND NON-PUBLIC INFORMATION

Crow Point Partners, LLC (the “Firm”) shall strive to: (a) ensure the security and confidentiality of consumer, customer and former customer records and information; (b) protect against any anticipated threats or hazards to the security or integrity of consumer, customer and former customer records and information; and (c) protect against unauthorized access to or use of consumer or customer records or information that could result in substantial harm or inconvenience to any customer.  Accordingly, the following procedures will be followed:

A.

Confidentiality.  The Firm’s members, officers, directors and employees (the

“Employees”) shall maintain the confidentiality of information acquired in connection with their employment with the Firm, with particular care taken regarding non-public personal information.  Employees shall not disclose non-public personal information, except to persons who have a bona-fide business need to know the information in order to serve the business purposes of the Firm and/or Clients and Fund investors.  The Firm does not disclose, and no Employee may disclose, any non-public personal information about a Client/Fund investor or former Client/Fund investor other than in accordance with these procedures.

B.

Information Systems.  The Firm has established and maintains its information systems, including hardware, software and network components and design, in order to protect and preserve non-public personal information.

Passwords and Access.   Employees use passwords for computer access, as well as for access to specific files.   Non-public personal information shall be maintained, to the extent possible, in computer files that are protected by means of a password system secured against unauthorized access.

Access to specific Firm databases and files shall be given only to Employees who have a bona-fide business need to access such information.  Passwords shall be kept confidential and shall not be shared except as necessary to achieve such business purpose.  User identifications and passwords shall not be: stored on computers without access controls, written down, or stored in locations where unauthorized persons may discover them.  The Director of IT shall endeavor to maintain control documentation that assist in monitoring Employees’ access to systems.  Passwords shall be changed if there is reason to believe the password has been compromised and, in any event, changed periodically (i.e., at least once every 90 days) to maximize the security of non-public personal information.  All access and permissions for terminated Employees shall be removed from the network system promptly upon notification of the termination.

To avoid unauthorized access, Employees shall close-out programs and shut-down or lock their computers when they leave the office for an extended period of time and overnight.  Terminals shall be shut-down or locked when not in use during the day and laptops shall be secured when leaving Firm premises.  Employees should never disclose computer or voicemail passwords or website access codes to anyone else at the Firm or outside the Firm.

System Failures.   The Firm will maintain appropriate programs and controls (which may include anti-virus protection and firewalls) to detect, prevent and respond to attacks, intrusions or other systems failures.

Electronic Mail.   As a rule, Employees shall treat e-mail in the same manner as other written communications.  However, Employees shall assume that e-mail sent from Firm computers is not secure and shall avoid sending e-mails that include non-public personal information to the extent practicable.  E-mails that contain non-public personal information (whether sent within or outside the Firm) shall have the smallest possible distribution in light of the nature of the request made.

Disposal.   Electronic media, on which non-public personal information is stored, shall be formatted and restored to initial settings prior to any sale, donation, or transfer of such equipment.

C.

Documents.  Employees shall avoid placing documents containing non-public personal information in office areas where they could be read by unauthorized persons, such as in photocopying areas or conference rooms.  Documents that are being printed, copied or faxed shall be attended to by appropriate Employees.  Documents containing non-public personal information which are sent by mail, courier, messenger or fax, shall be handled with appropriate care.  Employees may only remove documents containing non-public personal information from the premises for bona-fide work purposes.  Any non-public personal information that is removed from the premises must be kept in the possession of the Employee or in a secure place, handled with appropriate care, and returned promptly to the Firm’s premises.

D.

Discussions.  Employees shall avoid discussing non-public personal information with, or in the presence of, persons who have no need to know the information.  Employees shall avoid discussing non-public personal information in public locations, such as elevators, hallways, public transportation or restaurants.

E.

Access to Offices and Files.  Access to offices, files or other areas where nonpublic personal information may be discussed or maintained is limited, and Employees shall enter such locations for valid business purposes only.  Meetings with Clients and/or Fund investors shall take place in conference rooms or other locations where non-public personal information will not be generally available or audible to others.  Visitors shall generally not be allowed in the office unattended.

F.

Old Information.  Non-public personal information that is no longer required to be maintained shall be destroyed and disposed of in an appropriate manner.  Refer to the Document Destruction procedures contained in the Maintenance of Books and Records policy for additional information.

G.

Identity Theft.  An identity thief can obtain a victim’s personal information through a variety of methods.  Therefore, Employees shall take the following actions to prevent identity theft:

a)

When providing copies of information to others, Employees shall make sure that

    non-essential information is removed and that non-public personal information       which is not relevant to the transaction is either removed or redacted.

b)

The practice of dumpster diving provides access for a would-be thief to a victim’s     personal information.  Therefore, when disposing of paper documents,         paperwork containing non-public personal information shall be shredded or       otherwise destroyed.

c)

To avoid a fraudulent address change, requests must be verified before they are implemented.

d)

Employees may be deceived by pretext calling, whereby an “information broker”

  or “identity thief” posing as a Client, provides portions of a Client or Fund         investor’s non-public personal information (i.e., Social Security Number) in an       attempt to convince an Employee to provide additional information over the       phone, which can be used for fraudulent purposes.  Employees shall make every       reasonable precaution to confirm the identity of the Client or Fund investor on       the phone before divulging non-public personal information.

e)

The Firm prohibits the display of Social Security Numbers on any documents that     are generally available or widely disseminated (i.e., mailing lists, quarterly       reports, etc.).

Employees could be responsible for identity theft through more direct means.  Insider access to information could permit a dishonest Employee to sell non-public personal information or to use it for fraudulent purposes.  Such action is cause for disciplinary action at the Firm’s discretion, up to and including termination of employment as well as referral to the appropriate civil and/or criminal legal authorities.

APPENDIX L - BROKERAGE REVIEW AGENDA

Crow Point Partners, LLC (the “Firm”) shall review the following areas relating to its brokerage capabilities and matters relating to execution quality.  Select members of the Firm, which may include the Chief Compliance Officer, General Counsel, the Chief Operating Officer, the Chief Financial Officer and the Portfolio Manager/Trader (each, a “Brokerage Review Group”) shall meet no less frequently than semi-annually.  All materials used to form the basis of the Committee’s conclusions shall be maintained and the meetings shall be documented via notes or minutes.

•

The existence of new brokers or relationships; approval of new brokers.

•

The establishment of new soft dollar relationships.

•

Any errors in pricing by particular broker(s).

•

Any trading errors by particular broker(s).

•

The existence of conflicts of interest (referrals, soft dollars, registered rep investors, broker-dealer proprietary accounts, etc.) and their effects on the Firm’s selection of brokers.

•

The existence of whether the Firm places trades through registered representatives that may be related to the Firm’s Employees and/or are Clients/Fund investors of the Firm, and the potential for conflicts associated with these relationships.  Please use the Conflicts Questionnaire, list of corporate insiders, and list of registered representative/proprietary account investors in carrying out this review.

•

The existence of any gifts received from brokers and any potential affects that the acceptance of the gifts may have had on the brokerage selection process.

•

The fairness of the rotation in which trades are executed including the order in which advisory client accounts are executed and the order in which brokers are called.

•

The fairness of the Firm’s order aggregation and allocation process (i.e.  have Clients been fairly allocated securities in accordance with the Firm’s policy/procedures/disclosures), including a discussion of the fairness of the Firm’s “side-by-side” management of traditional advisory clients, pooled investment vehicles, and related persons’ accounts.

•

The fairness of the Firm’s IPO allocation processes (Investors and Associates equities group only ).

•

The amount of soft dollar credits outstanding, including any overabundance of credits.

•

Review soft dollar arrangements when applied to a mixed-use product.  Ensure that the hard:soft ratio remains appropriate and in line with other soft dollar brokers.

•

The benefits and costs associated with the use of “step-out” trades.

•

Impact of the use of brokers on “charity days” (including the use of step-out trades) (if any).

•

Analyze commission rates paid by Clients and note the outliers and reasons for being “outside the norm” (including commission per share and percentage of total commissions allocated to specific brokers).  The analysis should include a review of the reasonableness of commissions paid to soft dollar brokers.

•

Analyze commission rates paid to brokers and note the outliers and reasons for being “outside the norm” (Including commission per share and percentage of total commissions allocated).  The analysis should note any trades that were executed at greater than 5 cents ($0.05) per share.

•

Evaluate alternative brokerage arrangements and note the Firm’s brokerage costs relative to industry norms.

•

Establish commission targets for each of its brokerage relationships.

•

Analyze the “audit log” regarding the practice of overriding client restrictions and/or guidelines (applies to Investors, Associates).

APPENDIX M – PRICING EXCEPTION REPORT

The following pricing exception has been noted and is being reported in compliance with the Crow Point Partners’ Valuation Policy and Procedures.

Date: ________________________

Name of Security: ____________________ CUSIP: ________________

Independent Pricing Vendor(s) or Broker-Dealer(s)

Contacted and Prices Obtained:

Pricing Vendor/Price(s): _______________________________________

Broker-Dealer/Price(s): _______________________________________

Please provide a brief explanation as to how you have determined the “fair value” of the security in question:

______________________________________________________________________________

______________________________________________________________________________

I have read the Crow Point Partners’ Valuation Policy and believe that the above noted

pricing exception fully complies with the requirements and procedures of the Policy.

Date: _____________ Signature: ___________________________

 Print Name: ___________________________

_______________________________________________________________________

Exception Approval

Price Approved __________ Price Not Approved __________

By: _____________________________ Date: ________________

By: _____________________________ Date: ________________

APPENDIX N - SIDE-BY-SIDE TRADING POLICY

December 2009 (revised and amended from January 2009)

I.   Background

Crow Point Partners, LLC (“Crow Point”) serves as the investment adviser to Crow Point Utility and Telecommunications Master Fund, Ltd., Crow Point Utility and Telecommunications Fund, L.P., and Crow Point Utility and Telecommunications Fund, Ltd.  (collectively, the “Crow Point Funds”).   The Crow Point Funds are managed by Tim O’Brien and Peter DeCaprio as principals of Crow Point.

On December 15, 2006, Crow Point entered into sub-advisory agreements with Evergreen Investments (“Evergreen”) to sub-advise Evergreen Utility and Telecommunications Fund and the Evergreen Utilities and High Income Fund, mutual funds to which Evergreen serves as the investment adviser.   Thereafter, on March 15, 2007 Crow Point entered into a sub-advisory agreement with Evergreen to serve as the sub-advisor to the Evergreen Global Dividend Opportunity Fund (the three funds collectively referred to as the “Evergreen Funds”).

As Crow Point will receive performance fees, Crow Point will arguably have an incentive to favor the Crow Point Funds over the Evergreen Funds in making investment, trading and allocation decisions.

To address these potential conflicts, Crow Point has adopted the following policies and procedures to ensure that the Evergreen Funds are not disadvantaged relative to the Crow Point Funds.

II.    Investment, Trading and Allocations Policies and Procedures

Similarity of long positions

In order to ensure that favored securities are not improperly directed exclusively to the Crow Point Funds, Crow Point has adopted a policy generally requiring that the Evergreen Funds hold the same long positions as are held in the Crow Point Funds.   Any exceptions will be set forth on the exception report (as more fully described below).   Exceptions could be based on:  differing investment objectives, investment policies, investment restrictions, or risk profiles or differing benchmarks and/or security selection universes.   As outlined below, there may be instances where trades will be subject to a “natural exception” from reporting because it has been determined that such trades or positions do not inherently constitute a conflict between the Crow Point Funds and the Evergreen Funds.

Although the percentage weightings (as determined by the ratio of the market value of the long positions in each security to the total of the long positions in all securities) in the same security can be different for the Crow Point Funds and the Evergreen Funds, the weightings should generally be consistent (i.e.  a relatively large position in the Crow Point Funds should also be a relatively large position in the Evergreen Funds).

IPO Allocation Policy

The Crow Point Funds will be ineligible to participate in equity IPOs unless the Evergreen Funds also participate in the offering.   Any participation will be on a pro-rata basis based on target weights and assets.   Exceptions will be based on the inability of the Crow Point Funds to participate in IPOs or differing investment objectives, investment policies, investment restrictions or risk profiles.

Short Sale Policy

The Crow Point Funds cannot sell short a security that is held long in the Evergreen Funds unless such shorting is for hedging purposes.   Hedging purposes shall include, capital structure arbitrage, pair trades and other hedging techniques.   Any such short sales shall be reflected on the exceptions report.   For the avoidance of doubt, a net-short position in a given issuer created through the use of both buying and selling option positions in such issuer thereby creating a “synthetic short” shall be given a natural exception for purposes of this policy.

Other Options Strategies

In addition to the option strategies above, the following option strategies shall each be considered to have a natural exception:

▪

Forward Conversion: a long equity order, a long put order and a short call order of an issuer

▪

Bull Put Spread:  purchasing a put option of an issuer while simultaneously selling another put option with a higher strike price

▪

Bull Call Spread:  purchasing call options of an issuer at a specific strike price while at the same time selling the same number of call options with the same expiration but with a higher strike price

Trading Procedures

When a security is intended to be purchased or sold for both the Evergreen Funds and the Crow Point Funds, a trade allocation statement will be prepared by Crow Point setting forth the name and amount of such security for each of the Evergreen Funds and the Crow Point Funds.   Unless otherwise indicated in the exceptions report, Crow Point shall allocate the trades across the Crow Point Funds and the Evergreen Funds pro rata (assuming both are participating in such trade), provided, however, that a “fill” may be allocated among the Crow Point Funds and the Evergreen Funds in “round lots,” i.e., a “fill” does not have to be broken into “odd lots” in order to achieve parity of allocation.   The allocation statements will be maintained by Crow Point.   To the extent possible, all trade tickets and/or notes of trades shall be time stamped.

Exception Report

An exception report in the form of Exhibit A hereto will be completed and maintained by Crow Point.   The exception report will set forth the trades for each security that is purchased or sold only for the Evergreen Funds or the Crow Point Funds (that is not otherwise in compliance with this policy) and the rationale for the determination not to purchase or sell such security for both the Evergreen Funds and the Crow Point Funds or if the trade allocation is not on a pro rata basis.  Each completed exception report will be provided on a same-day basis to Crow Point’s Chief Compliance Officer.

III.   Monitoring

Crow Point will monitor the exception reports and position holdings of the Evergreen Funds and the Crow Point Funds to ensure compliance with the above mentioned investment policies and to ensure that the Crow Point Funds and the Evergreen Funds are being managed prudently and that one group of investors is not being disadvantaged relative to the other.   In addition, for so long as the Evergreen Funds are sub-advised by Crow Point, Evergreen shall be entitled to review on a monthly basis the position holdings of the Crow Point Funds which holdings shall be set forth on a report provided by Crow Point (provided that Evergreen agrees to keep such reports and information confidential and only to provide access to those compliance persons that are required to receive such reports for purposes of ensuring compliance).

EXHIBIT A - SIDE BY SIDE EXCEPTION APPROVAL FORM

This form shall be completed prior to execution for any trade that is an exception to the polices set forth in the Side-by-Side Conflicts Policy of Crow Point Partners, LLC.   A completed form must be provided to the Chief Compliance Officer by the end of the day of any trade requiring the completion of this report.

Date:

Name of security or asset:

Description of security or asset:

Identifier (CUSIP/SEDOL):

Transaction:  __Buy   ___Sell   ___Short

Dollar amount:

Shares (if applicable):

Exceptions

___Similarity of Longs:

___Differing investment objectives/constraints

___Differing investment policies

___Differences in security selection universes/benchmarks

___Contribution to risk inappropriate for long-only investors

___Private placements

___Other (specify below)

Explanation/Investment Reasoning:

___IPO Allocation:

___Inability to Participate

___Differing investment objectives/constraints

___Differing investment policies

___Differences in security selection universes/benchmarks

___Contribution to risk inappropriate for long-only investors

___Other (specify below)

Explanation/Investment Reasoning:

___Long and short same security

Exceptions:

___Shorting against the box

___Capital Structure Arbitrage

___Pair Trade (identify pair below)

___Other (specify below)

Explanation/Investment Reasoning:

Reviewed by:___

Comments/Required Action (if any):

Footnotes

1

Rule 204A-1(e)(9) of the Advisers Act defines a Reportable Fund as the following: (i) Any fund for which you serve as an adviser as defined in section 2(a)(20) of the Investment Company Act of 1940  (i.e., in most cases you must be approved by the fund’s board of directors before you can serve); or (ii) Any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you.  For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.

2

The Firm intends to use the responses received in the “Conflicts of Interest Questionnaire” to identify, monitor and manage (potential) conflicts of interest to the Firm.   The Firm may review or test, as appropriate, to determine potential compliance issues associated with the “Conflicts of Interest Questionnaire.”

3 Charles M.  Lerner, publicly available November 25, 1988.

4 Letter from Charles M.  Lerner, Director of Enforcement, Pension and Welfare Benefits

Administration, to Thomas B.  Kelley, Chief Executive Officer, Associated Capital Investors,

dated August 17, 1989.

5 The Firm can satisfy the requirement to maintain proxy statements by (i) relying on third party to make and retain, on the Firm’s behalf, a copy of a proxy statement (provided that the Firm has obtained un undertaking form the third party to provide a copy promptly upon request) or (ii) relying on obtaining a copy of a proxy statement from the SEC’s EDGAR system.

6 The Firm may satisfy the requirement to maintain records of votes by relying on a third party to make and retain, on the Firm’s behalf, a record of proxy votes (provided that the Firm has obtained an undertaking from the third party to provide a copy promptly upon request).

7 The term “Vaughn index” is derived from Vaughn v.  Rosen, 484 F.2d 820 (D.C.  Cir.  1973).  A Vaughn index is an itemization of the documents claimed to be privileged together with an assertion of the privilege or privileges claimed for each document.  The “privilege log” should include, at a minimum: the date of the e-mail, the author, the recipient, and the basis or assertion for the claim of privilege.

Endnotes

Compliance Use Only

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe: ________________________

Compliance Use Only

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe: ________________________

Compliance Use Only

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe: ________________________

Compliance Use Only

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe: ________________________

Compliance Use Only

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe: ________________________

Compliance Use Only

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe: ________________________

Compliance Use Only

Reviewed by:  __________________________

Date of Review: ________________________

Exception(s) Noted:       ____No

      _____Yes

If Yes, Describe: ________________________

Compliance Use Only

Reviewed by:  ________________________________________

Date of Review:_______________________________________

Follow-up Required:       ________No

      ________Yes

If Yes, Describe: ______________________________________